UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

USA MOBILITY, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

6677 Richmond Highway
Alexandria, VA 22306
(866) 662-3049

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 14, 2008

To the stockholders of USA Mobility, Inc.

The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of USA Mobility, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 14, 2008, at 10:00 a.m., local time, at The Westin Alexandria, 400 Courthouse Square, Room E, Alexandria, Virginia, 22314, for the following purposes:

1.	To elect seven directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected or appointed;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.

Your Board of Directors has fixed March 20, 2008 as the record date for determining stockholders entitled to vote at the Annual Meeting. Consequently, only holders of the Company’s common stock of record on the transfer books of the Company at the close of trading of the Company’s common stock on the NASDAQ National Market System® on March 20, 2008 will be entitled to notice of and to vote at the Annual Meeting.

The Company’s Proxy Statement is available on the Company’s website at www.usamobility.com or upon request. Financial and other information about the Company is contained in the Annual Report to Stockholders for the year ended December 31, 2007.

You are cordially invited to attend the Annual Meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to submit your proxy or voting instructions by telephone or over the Internet. If you choose to attend the Annual Meeting you may then vote in person if you so desire, even though you may have executed the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors,

Royce Yudkoff
Chair of the Board

March 27, 2008
Alexandria, Virginia

6677 Richmond Highway
Alexandria, VA 22306
(866) 662-3049

PROXY STATEMENT

The Board of Directors (the “Board”) of USA Mobility, Inc., a Delaware corporation (“USA Mobility” or the “Company”), is soliciting your proxy. Your proxy will be voted at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 14, 2008, at 10:00 a.m., local time, at The Westin Alexandria, 400 Courthouse Square, Room E, Alexandria, Virginia, 22314, and at any adjournment or postponement thereof. The Proxy Statement, proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2007 will be available on April 3, 2008, upon request, to holders of record of the Company’s common stock, par value $0.0001 per share (the “common stock”), as of March 20, 2008.

VOTING SECURITIES

Voting Rights and Outstanding Shares

Only stockholders of record on the books of the Company at the close of trading of the Company’s common stock on the NASDAQ National Market System® on March 20, 2008 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on March 20, 2008, the outstanding voting securities of the Company consisted of 27,329,309 shares of common stock.

Holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Quorum and Vote Required

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company’s transfer agent also serving as Inspector of Election (“Inspector”). The Inspector will also determine whether or not a quorum is present. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies. Except with respect to the election of directors and in certain other specific circumstances, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Company’s Bylaws for approval of proposals presented to stockholders. In general, the Company’s Bylaws also provide that a quorum consists of a majority of the shares issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and therefore, abstentions will have the effect of a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote, other than the election of directors.

Proxies and Revocation

The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting, and at any adjournments, continuations or postponements thereof, in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

•	Delivering written notice of revocation to the Company, Attention: Sharon Woods-Keisling, Secretary and Assistant Treasurer (“Secretary”);

•	Delivering a duly executed proxy bearing a later date to the Company; or

•	Attending the Annual Meeting and voting in person.

Any proxy which is returned using the form of proxy and which is not marked as to a particular item will be voted “FOR” the election of directors, ratification of appointment of independent registered public accounting firm and as the proxy holder deems advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the item not marked. The Company does not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. If a broker indicates on the proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

PROXY SOLICITATION

The entire cost of soliciting proxies from the Company’s stockholders will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, executives and regular employees, without additional compensation, personally or by telephone. The Company has retained Georgeson Inc. (a subsidiary of Computershare Limited) to solicit proxies from brokerage firms, banks and institutional holders. Total fees for this service are expected to be less than $12,000.

ADJOURNMENTS

If a quorum is not present at the Annual Meeting, it may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting, which might have been transacted at the Annual Meeting originally noticed. If the adjournment is for more than 30 days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. The Company does not currently intend to seek an adjournment of the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The composition of the Board has been changed from eight members (with seven non-executive directors and one executive director) to seven members (with five non-executive directors and two executive directors) in 2008. Of the seven members to the Board, five non-executive directors and one executive director are standing for re-election and one executive director is a new nominee for 2008.

Seven directors are to be elected at the Annual Meeting to serve until their respective successors are elected or appointed and qualified. Nominees for election to the Board shall be approved by a plurality of the votes properly cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.

Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

Set forth below is certain information, as of March 20, 2008, for each person nominated to the Board:

Royce Yudkoff, age 52, became a director and chair of the Board in November 2004. He is also a member of the Compensation Committee. Prior to the merger of Metrocall Holdings, Inc. (“Metrocall”) and Arch Wireless, Inc. (“Arch”) in November 2004, Mr. Yudkoff had been a director of Metrocall since April 1997, and had served as its chair since February 2003. Since 1989, Mr. Yudkoff has been a Managing Partner of ABRY Partners, LLC, a private equity investment firm, which focuses exclusively on the media and communications sector. Mr. Yudkoff currently serves on the Board of ABRY Partners, LLC, Muzak LLC, Talent Partners, Nexstar Broadcasting Group, Inc., Cast and Crew Entertainment Services, LLC and Consolidated Theatres Management, LLC.

Nicholas A. Gallopo, age 75, became a director of the Company in November 2004. He is chair of the Audit Committee and is a member of the Nominating and Governance Committee. Prior to the merger of Metrocall and Arch, Mr. Gallopo had been a director of Metrocall since October 2002. Mr. Gallopo is a consultant and Certified Public Accountant. He retired as a partner of Arthur Anderson LLP in 1995 after 31 years with the firm. He had also served as a director of Newman Drug Company from 1995 to 1998, a director of Wyant Corporation, formerly Hosposable Products, Inc., from 1995 to 2001 where he also served as chair of the Audit Committee, and a director of Bridge Information Systems, Inc. from 2000 to 2002.

Vincent D. Kelly, age 48, became a director, President and Chief Executive Officer (“CEO”) of the Company in November 2004 when USA Mobility was formed through the merger of Metrocall and Arch. Prior to the merger of Metrocall and Arch, Mr. Kelly was President and CEO of Metrocall since February 2003. Prior to this appointment, he had also served at various times as the Chief Operating Officer, Chief Financial Officer, and Executive Vice President of Metrocall. He served as the Treasurer of Metrocall from August 1995 to February 2003, and served as a director of Metrocall from 1990 to 1996 and from May 2003 to November 2004. Mr. Kelly currently serves on the Board of Global Technical Engineering Solutions, LLC (“GTES”), a wholly owned subsidiary of USA Mobility, where he is a member of the Compensation Committee.

Brian O’Reilly, age 48, became a director of the Company in November 2004. He is chair of the Nominating and Governance Committee and is a member of the Compensation Committee. Prior to the merger of Metrocall and Arch, Mr. O’Reilly had been a director of Metrocall since October 2002. He was with Toronto-Dominion Bank for 16 years, from 1986 to 2002. From 1986 to 1996, Mr. O’Reilly served as the Managing Director of Toronto-Dominion Bank’s Loan Syndication Group, focused on the underwriting of media and telecommunications loans. From 1996 to 2002, he served as the Managing Director of Toronto-Dominion Bank’s Media, Telecom and Technology Group with primary responsibility for investment banking in the wireless and emerging telecommunications sectors.

Matthew Oristano, age 51, became a director of the Company in November 2004 and is a member of the Audit Committee. Prior to the merger of Metrocall and Arch, Mr. Oristano had been a director of Arch since 2002. Mr. Oristano has been the President, CEO and member of the Board of Alda Inc., an investment management company, since 1995. He has served as chair of the Board and CEO of Reaction Biology Corp., a contract biomedical research firm since March 2004. He has also been the Vice President, Treasurer and member of the Board of The Oristano Foundation since 1995, and is a member of the Board of Crystalplex Corporation.

Thomas L. Schilling, age 44, was appointed Chief Financial Officer (“CFO”) of the Company in January 2005 and now serves as the Chief Operating Officer and Chief Financial Officer (“COO/CFO”) effective October 2007. In addition to the existing financial management duties, Mr. Schilling is responsible for information technology, supply chain management and customer operations and service. Prior to joining the Company, Mr. Schilling was the CFO of Cincinnati Bell, Inc. from 2002 to August 2003. He had previously served as the CFO of Cincinnati Bell, Inc.’s Broadwing Communications subsidiary and oversaw its IT consulting services business unit from 2001 to 2002. Mr. Schilling has more than 20 years of financial and operational management experience in the communications industry, including positions with MCI, Inc. spanning eight years, and four years with Sprint Communications Co. LP. He has also served as CFO of Autotrader.com. Mr. Schilling currently serves on the Board of Pagenet Canada, Inc. and of GTES, a wholly owned subsidiary of USA Mobility.

Samme L. Thompson, age 62, became a director of the Company in November 2004. He is a member of the Nominating and Governance Committee and the Audit Committee. Prior to the merger of Metrocall and Arch,

Mr. Thompson had been a director of Arch since 2002. Mr. Thompson is the owner and president of Telit Associates, Inc., a financial and strategic consulting firm. He joined Motorola, Inc. as Vice President of Corporate Strategy in July 1999 and retired from Motorola, Inc. as Senior Vice President of Global Corporate Strategy and Corporate Business Development in March 2002. From June 2004 until August 2005, Mr. Thompson was a member of the Board of SpectraSite, Inc., which was the landlord of a small percentage of transmission tower sites used by the Company. Since August 2005, he has been a member of the Board of American Tower Corporation (“ATC”) (which merged with SpectraSite, Inc.), a landlord of a substantial percentage of transmission tower sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).

Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.

Recommendation of the Board:

The Board recommends a vote “FOR” the election of all nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2008. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders in order to give the stockholders a voice in the designation of auditors. Notwithstanding the ratification of Grant Thornton by the stockholders, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

If the stockholders do not ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for 2009 and future years. A representative of Grant Thornton will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

Recommendation of the Audit Committee and Board:

The Audit Committee and the Board recommend a vote “FOR” the ratification of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board met four times during 2007. All directors attended over 75% of the total number of meetings held by the Board as well as any standing committees of the Board on which they serve. While the Company encourages all members of the Board to attend the Annual Meeting, there is no formal policy as to their attendance at the Annual Meeting. All directors attended the 2007 Annual Meeting held in May 2007.

Stockholders’ Communications

The Company has not developed a formal process by which stockholders may communicate directly to the Board. The Company believes that an informal process, in which stockholder communications (or summaries thereof) are received by the Secretary for the Board’s attention and provided to the Board, has served the Board’s and the stockholders’ needs. In view of recently adopted U.S. Securities and Exchange Commission (“SEC”) disclosure requirements relating to this issue, the Board may consider developing more specific procedures. Until other procedures are developed, any communications to the Board should be addressed to the Board and sent in care of the Secretary of the Company.

Director Independence

The NASDAQ corporate governance rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable NASDAQ corporate governance rules, the Board has determined for the year ended December 31, 2007, both Messrs. David C. Abrams and Samme L. Thompson have relationships with companies that do business with the Company.

Mr. Abrams was a member of the Board from November 2004 to January 2008, at which time he voluntarily resigned. Mr. Abrams was a member of the Board of Global Signal, Inc., a landlord of a substantial percentage of transmission tower sites used by the Company. In January 2007, Global Signal, Inc. merged with Crown Castle International Corp., and Mr. Abrams was appointed as a director of Crown Castle International Corp. As a result of the merger of Global Signal, Inc. and Crown Castle International Corp., Mr. Abrams and Abrams Capital LLC and its affiliates own less than 3% of the outstanding common shares of Crown Castle International Corp. Due to his relationships with Global Signal, Inc. and Crown Castle International Corp., Mr. Abrams had recused himself from any decision by the Board on matters relating to Global Signal, Inc., and Crown Castle International Corp. (since the merger with Global Signal, Inc.).

Mr. Thompson was a member of the Board of SpectraSite, Inc. from June 2004 to August 2005, the landlord of a small percentage of transmission tower sites used by the Company. Since August 2005, he has been a member of the Board of ATC (which merged with SpectraSite, Inc.), a landlord of a substantial percentage of transmission tower sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).

For the year ended December 31, 2007 all directors are determined to be independent, with the exception of Mr. Kelly who is the Company’s CEO and a director of the Board. Of the nominees for director Mr. Kelly who is the Company’s CEO and a current director and Mr. Schilling who is the Company’s COO/CFO are not independent based on the NASDAQ corporate governance rules.

Committees

During 2007 the Board had a standing Nominating and Governance Committee, Compensation Committee and Audit Committee as represented in the following table:

Nominating
and
	Governance	Compensation	Audit
Board of Directors	Committee	Committee	Committee

Royce Yudkoff (Chair)		M
Vincent D. Kelly
David C. Abrams(a)		M
James V. Continenza(b)	M	C
Nicholas A. Gallopo	M		C
Brian O’Reilly	C	M
Matthew Oristano			M
Samme L. Thompson	M		M

C =	Chair

M =	Member

(a)	Mr. Abrams voluntarily resigned from the Board in January 2008.

(b)	Mr. Continenza declined to stand for re-election to the Board.

Nominating and Governance Committee

As of December 31, 2007 the members of the Nominating and Governance Committee consisted of Messrs. O’Reilly, Continenza, Gallopo, and Thompson, each of whom was an independent director as the term is defined in Rule 4200(a)(15) of the NASDAQ marketplace rules. Mr. O’Reilly served as the chair of the Nominating and Governance Committee. The Nominating and Governance Committee met two times in 2007 and took no action by unanimous written consent in lieu of a meeting. The Board has adopted a charter governing the activities of the Nominating and Governance Committee, which may be viewed online on the Company’s web site at www.usamobility.com. Pursuant to its charter, the Nominating and Governance Committee’s tasks include identifying individuals qualified to become Board members, recommending to the Board director nominees to fill vacancies in the membership of the Board as they occur and, prior to each Annual Meeting of Stockholders, recommending director nominees for election at such meeting, making recommendations to the Board concerning the size and composition of the Board, conducting succession planning regarding the CEO and other senior executive positions of the Company and leading the Board in its annual review of Board performance. The Nominating and Governance Committee may also develop and recommend to the Board corporate governance principles applicable to the Company. The Nominating and Governance Committee recommended to the Board that starting in 2008 the number of directors on the Board be reduced from eight members to seven members. The Board concurred with this recommendation at its quarterly Board meeting in February 2008.

The Nominating and Governance Committee considers Board candidates based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the Nominating and Governance Committee’s understood needs of the Board at that time. In addition, the Nominating and Governance Committee considers whether the individual satisfies criteria for independence, as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Nominating and Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. No such firm has been retained by the Nominating and Governance Committee.

The Nominating and Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not adopted a formal process because it believes that an informal consideration process has been adequate to date. The Nominating and Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for Nominating and Governance Committee’s consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Governance Committee, in care of the Secretary of the Company, at least six months before the next Annual Meeting to assure time for meaningful consideration by the Nominating and Governance Committee. See also “Stockholder Proposals” for Bylaw requirements for nominations.

All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election except for Mr. Schilling, the Company’s COO/CFO, who is a new nominee for 2008. The non-executive directors of the Board recommended Mr. Schilling to the Nominating and Governance Committee for consideration as a nominee to the Board. The Nominating and Governance Committee then considered Mr. Schilling and recommends that he stand for election to the Board.

Compensation Committee

As of December 31, 2007 the members of the Compensation Committee consisted of Messrs. Continenza, Abrams, O’Reilly, and Yudkoff, each of whom was an independent director as the term is defined in Rule 4200(a)(15) of the NASDAQ marketplace rules. Mr. Continenza served as the chair of the Compensation Committee. The Compensation Committee shall ensure that the Company’s compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders. The Compensation Committee met three times during 2007 and took no action by unanimous written consent in lieu of a meeting.

The Board has adopted a charter setting forth the structure, authority and responsibilities of the Compensation Committee, which may be viewed online on the Company’s website at www.usamobility.com. Under its charter, the responsibilities of the Compensation Committee include, at least annually, reviewing the compensation philosophy of the Company and administering the USA Mobility Inc. Equity Incentive Plan (“Equity Plan”); approving all compensation for executives with a base salary greater than or equal to $250,000 and making recommendations for Board approval of proposed employment agreements and/or severance arrangements for such executives as recommended by the CEO; evaluating and approving all executive compensation programs, including adoption or amendment to incentive compensation and equity-based awards; and evaluating the performance of the CEO and recommending for Board approval the compensation based on such evaluation consistent with the CEO’s existing employment agreement. The Compensation Committee also recommends for Board approval the total compensation for non-executive directors. The Compensation Committee cannot delegate responsibilities relating to executive compensation. The Compensation Committee has the sole authority to retain, and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts as the Compensation Committee believes to be necessary. No such services have been retained by the Compensation Committee.

Audit Committee

As of December 31, 2007 the Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consisted of Messrs. Gallopo, Oristano, and Thompson, each of whom was an independent director as the term is defined in Rule 4200(a)(15) of the NASDAQ marketplace rules. The Board has determined that Mr. Gallopo, who is the Audit Committee chair, is an “audit committee financial expert,” as that term is defined in the Exchange Act. The Audit Committee met four times during 2007 and acted by unanimous written consent in lieu of a meeting on one occasion. The Board has adopted a charter setting forth the structure, powers and responsibilities of the Audit Committee, which may be viewed online on the Company’s website at www.usamobility.com. Under its charter, the responsibilities of the Audit Committee include approving the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; reviewing the plans and results of the audit engagement with the independent registered public accounting firm; reviewing the Company’s critical accounting policies, the Annual and Quarterly reports on Forms 10-K and 10-Q, and the earnings releases; reviewing the adequacy of the Company’s internal accounting controls; overseeing the Company’s ethics program; and reviewing the policies and procedures regarding executives’ expense accounts.

As described under the heading “Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2008 and is seeking ratification of the appointment at the Annual Meeting.

FEES AND SERVICES

Change in Independent Registered Public Accounting Firms

On April 20, 2006 the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the first quarter of 2006 upon the recommendation of management. On June 16, 2006 a representative of PwC informed the chair of the Audit Committee and the Company’s CFO that PwC had determined not to stand for election as the Company’s independent registered public accounting firm for the remainder of 2006 after concluding due to resource considerations that it could no longer appropriately service or properly staff the Company as an audit client.

The report of PwC on the Company’s consolidated financial statements for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended December 31, 2005, and through June 16, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its report on the Company’s financial statements for such year.

On July 6, 2006, the Audit Committee appointed Grant Thornton as the Company’s independent registered public accounting firm for the reviews of the second and third quarters of 2006, and for the independent examination of the 2006 financial statements.

The Company did not consult Grant Thornton during the year ended December 31, 2005 and any subsequent interim period prior to engaging Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company and no oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a) (1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firms

PwC served as the independent registered public accounting firm for the Company in 2005 and for the first quarter of 2006. Grant Thornton served as the independent registered public accounting firm for the Company for the remaining three quarters of 2006 and the entire year 2007.

The following tables summarize fees billed through March 20, 2008 to the Company by PwC and Grant Thornton relating to services provided during 2006 and 2007:

	Fees
PricewaterhouseCoopers LLP	2006	2007

Audit Fees(a)	$8,000	$64,298
Tax Fees(b)	174,950	—
Audit Related and Other Fees(c)	—	—

Total	$182,950	$64,298

	Fees
Grant Thorton LLP	2006	2007

Audit Fees(a)	$1,917,408	$2,156,680
Tax Fees(b)	—	—
Audit Related and Other Fees(c)	—	—

Total	$1,917,408	$2,156,680

(a)	The audit fees (include out-of-pocket expenses) for the years ended December 31, 2006 and 2007 were for professional services rendered during the audits of the Company’s consolidated financial statements and its controls over financial reporting, for reviews of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and for reviews of other filings made by the Company with the SEC. In addition, audit fees include fees for services related to the implementation of Financial Interpretation No. 48 of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes.

(b)	The tax fees for the years ended December 31, 2006 and 2007 consisted of fees for tax compliance. Tax compliance services relate to the preparation of tax returns, claims for refunds and research of state and local tax laws.

(c)	No audit related or other fees were paid to the Company’s auditors in 2006 or 2007.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firms. This policy generally provides that the Company will not engage the Company’s independent registered public accounting firms to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by the Company’s independent registered public accounting firms during the next 12 months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may also delegate to one or more of its members the authority to approve any audit or non-audit services to be provided by the independent registered public accounting firms. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported at the next Audit Committee meeting.

All audit fees in 2006 and 2007 were approved by the Audit Committee pursuant to the Company’s pre-approval policy; however, approximately $214,000 of invoices relating to the 2007 audit have yet to be approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including the system of internal controls. Grant Thornton (the “auditor”) is responsible for expressing opinions on the conformity of those audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

In discharging its oversight responsibility, the Audit Committee reviewed and discussed with management and the auditor the audited financial statements that were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee discussed with the auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the auditor the auditor’s independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the foregoing, the Audit Committee recommended to the Board the inclusion of the Company’s audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the U.S. Securities and Exchange Commission.

Audit Committee:
Nicholas A. Gallopo
Matthew Oristano
Samme L. Thompson

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

DIRECTOR COMPENSATION

Prior to May 3, 2006, the non-executive directors were paid annual retainers of $55,000 (payable quarterly) for service on the Board as well as any standing committees of the Board on which they serve, and the chair of the Audit Committee was paid an additional $10,000 per year (payable quarterly). These sums were payable, at the election of the director, in the form of cash, shares of common stock, or any combination thereof.

On May 3, 2006, the Board granted the non-executive directors restricted stock units (“RSUs”) in addition to $40,000 in cash compensation per year ($50,000 for the chair of the Audit Committee), payable quarterly. RSUs were granted quarterly under the Equity Plan pursuant to a Restricted Stock Unit Agreement, based upon the closing price per share of the Company’s common stock at the end of each quarter, such that each non-executive director would receive $40,000 per year of RSUs ($50,000 for the chair of the Audit Committee), to be issued on a quarterly basis.

During 2007, the Company awarded 7,938 RSUs to the Company’s non-executive directors (which included 1,588 RSUs for cash distributions on previously granted RSUs). No shares of common stock were to be issued for the RSUs until the earlier of (1) the date the participant is no longer an eligible director, or (2) immediately prior to a change in the ownership of the Company. Prior to the issuance of shares of common stock underlying the RSUs, the RSUs represent unsecured obligations of the Company. USA Mobility used the fair-value based method of accounting for the RSU award.

On August 1, 2007 the Board approved an acceleration in the conversion date for existing RSUs. Existing RSUs will be converted into shares of common stock on the earlier of: (1) a director’s departure from the Board of Directors; (2) a change in control of the Company (as defined in the Equity Plan); or (3) the second trading day following the day that the Company files its 2007 Annual Report on Form 10-K with the SEC. At December 31, 2007 there were 19,605 RSUs awarded and outstanding (which included 2,466 RSUs for cash distributions on previously granted RSUs).

The Board also approved that future cash distributions related to the existing RSUs will be set aside and paid in cash to each non-executive director when the RSUs are converted into shares of common stock. In 2007, the Company set aside approximately $26,000 for cash distributions on existing RSUs for the cash distribution declared on August 1, 2007 and October 30, 2007.

Finally, on August 1, 2007 with an effective date of July 1, 2007 the Board approved that, in lieu of RSUs, each non-executive director will be granted in arrears on the first business day following the quarter of service shares of restricted common stock (“restricted stock”) in addition to cash compensation for service on the Board as well as any standing committees of the Board on which they serve. The restricted stock will vest on the earlier of a change in control of the Company (as defined in the Equity Plan) or one year from the date of grant provided the non-executive director maintains continuous service on the Board. Future cash distributions related to the restricted stock will be set aside and paid in cash to each non-executive director on the date the restricted stock vests.

On October 1, 2007, the Company issued 4,299 shares of restricted stock to the Company’s non-executive directors for service performed in the third quarter 2007 based on the Company’s closing stock price of $16.87 per share on September 28, 2007. On January 2, 2008, the Company issued 5,068 shares of restricted stock to the Company’s non-executive directors for service performed in the fourth quarter 2007 based on the Company’s closing stock price of $14.30 per share on December 31, 2007. These shares of restricted stock will reduce the number of shares eligible for issuance under the Equity Plan.

On November 29, 2007, the Company set aside approximately $3,000 for cash distributions on restricted stock for the cash distribution declared on October 30, 2007.

In January 2008, one of the non-executive directors voluntarily resigned from the Board. At that time 2,704 RSUs were converted into shares of common stock and issued to the non-executive director. In addition, the related cash distributions on the RSUs were paid. Finally, 1,292 shares of restricted stock and the related cash distributions were forfeited.

The Company filed its 2007 Annual Report on Form 10-K with the SEC on March 13, 2008. On March 17, 2008 the Company converted 16,901 outstanding RSUs into an equivalent number of shares of common stock.

Effective August 31, 2005, all directors are required to own and hold a minimum of 1,500 shares of the Company’s common stock for a period of 18 months. These shares could be shares that were already owned, shares that were acquired by the director, or shares that were paid to the director in lieu of the annual cash retainer.

The non-executive directors are reimbursed for any reasonable out-of-pocket Board related expenses incurred. There are no other annual fees paid to these non-executive directors. Executive directors are not separately compensated for service as a director.

No change in director compensation has been planned for 2008.

The following table sets forth the non-equity (cash based) and equity compensation earned by the non-executive directors for the year ended December 31, 2007:

Director Compensation

		Equity Fee
	Non-Equity		Value of
	Fee	Value of	Restricted
	(Cash Based)	RSUs	Stock	Total
Name	($)	($)	($)	($)

Royce Yudkoff(a)	43,901	24,631	20,000	88,532
David C. Abrams(a)(b)	43,901	24,631	20,000	88,532
James V. Continenza(a)	43,901	24,631	20,000	88,532
Nicholas A. Gallopo(c)	54,877	30,768	25,000	110,645
Brian O’Reilly(a)	43,901	24,631	20,000	88,532
Matthew Oristano(a)	43,901	24,631	20,000	88,532
Samme L. Thompson(a)	43,901	24,631	20,000	88,532

(a)	Included in the column “Non-Equity (Cash Based) Fee” is $3,901 of cash distributions earned in 2007 on previously granted RSUs and restricted stock for each of the non-executive directors except for the Audit Committee chair, Mr. Gallopo. Included in the column “Value of RSUs” is $4,618 of cash distributions earned in 2007, on previously granted RSUs for each of the non-executive directors except for the Audit Committee chair, Mr. Gallopo. As of December 31, 2007, Messrs. Yudkoff, Abrams, Continenza, O’Reilly, Oristano and Thompson each have 2,704 RSUs outstanding, of which 340 RSUs represent cash distributions on previously granted RSUs valued at the closing prices per share of the Company’s common stock on the various cash distribution declaration dates and 2,364 RSUs for services performed valued at the closing prices per share of the Company’s common stock at the end of each quarter. Also, as of December 31, 2007, Messrs. Yudkoff, Abrams, Continenza, O’Reilly, Oristano and Thompson each have 593 shares of restricted stock outstanding for services performed during the third quarter 2007. The Company awarded Messrs. Yudkoff, Abrams, Continenza, O’Reilly, Oristano and Thompson each 699 shares of restricted stock for services performed during the fourth quarter 2007. These shares were issued and recognized on January 2, 2008. The restricted stock will vest on the earlier of a change in control or one year from the date of issuance.

(b)	Mr. Abrams elected to receive shares of the Company’s common stock in lieu of the cash retainer of $40,000 for services performed in 2007. During 2007, the cumulative number of shares of common stock that he received based upon the closing prices per share of the Company’s common stock at the end of each quarter was 2,165 shares. The value of these shares of the Company’s common stock has been included in the column “Non-Equity (Cash Based) Fee”.

(c)	Included in the column “Non-Equity (Cash Based) Fee” is $4,877 of cash distributions earned in 2007 on previously granted RSUs and restricted stock. Included in the column “Value of RSUs” is $5,775 of cash distributions earned in 2007 on previously granted RSUs. As of December 31, 2007 Mr. Gallopo has 3,381 RSUs outstanding, of which 426 RSUs represent cash distributions on previously granted RSUs valued at the closing prices per share of the Company’s common stock on the various cash distribution declaration dates and 2,955 RSUs for services performed valued at the closing prices per share of the Company’s common stock at the end of each quarter. Also, as of December 31, 2007, Mr. Gallopo has 741 shares of restricted stock outstanding for services performed during the third quarter 2007. The Company awarded Mr. Gallopo 874 shares of restricted stock for services performed during the fourth quarter 2007. These shares were issued and recognized on January 2, 2008. The restricted stock will vest on the earlier of a change in control or one year from the date of issuance.

EXECUTIVE OFFICERS

Executive officers of the Company serve at the pleasure of the Board, subject in certain cases to the provisions of their employment agreements, if applicable. Set forth below is biographical information for each executive officer of the Company who is not also a director as of March 20, 2008 (Mr. Kelly) or a nominee to the Board to be elected at the Annual Meeting (Mr. Schilling).

James H. Boso.  Mr. Boso, 60, was appointed Executive Vice President (“EVP”) of Sales of the Company in October 2005 and subsequently promoted to EVP of Sales and Marketing (“EVP, Sales & Marketing”) in July 2007. Prior to his current position, Mr. Boso was named Division President of the Western Sales Division in November 2004 with the merger of Arch and Metrocall. He was Regional Vice President for the Central Sales Region of Metrocall from July 1996 until November 2004. Mr. Boso has over 10 years in the wireless messaging industry and over 24 years in the telecommunications, broadcast and entertainment industries including serving as Vice President, Broadcast Division of Bass Brothers, Senior Vice President with Storer Communications, Inc. and the CEO of Spectrovision, Inc.

Bonnie K. Culp-Fingerhut (“Bonnie Culp”).  Ms. Culp, 56, was appointed to EVP of Human Resources and Administration (“EVP, HR & Administration”) in October 2007. Ms. Culp was named Senior Vice President of Human Resources and Administration in November 2004 with the merger of Arch and Metrocall. She was Senior Vice President of Human Resources and Administration of Metrocall from November 1998 until November 2004. Ms. Culp has more than 25 years in the human resources field with over 10 years in the wireless messaging industry.

Thomas G. Saine.  Mr. Saine, 45, was promoted to Chief Technology Officer (“CTO”) in October 2007. Mr. Saine currently serves as the President of GTES, a wholly owned subsidiary of USA Mobility. Mr. Saine rejoined the Company in August 2007 as Vice President of Corporate Technical Operations. Previously, Mr. Saine had served the Company as Vice President, Technology and Integration from November 2003 through June 2005. Mr. Saine was an independent consultant from July 2005 through November 2005 and was a Program Manager and Director of Programs with Northrop Grumman Corporation from December 2005 through August 2007. Prior to Mr. Saine’s employment with the Company in 2003, Mr. Saine had served as CTO of Weblink Wireless, Inc. Mr. Saine has over 20 years of operations, engineering and technology management experience. Mr. Saine currently serves on the Board of GTES.

The Named Executive Officers (“NEOs”) of the Company as of December 31, 2007 consisted of the CEO, COO/CFO and the other three most highly compensated executive officers of the Company, whose annual compensation equaled or exceeded $100,000 and who served as executive officers at December 31, 2007. The other three most highly compensated executive officers of the Company are identified as Mr. Boso, Ms. Culp and Mr. Saine. Their titles are as follows: EVP, Sales & Marketing, EVP, HR & Administration and CTO, respectively. These executive officers were identified in 2007, as such, no information is reported for 2006 for these executive officers. In addition, two other executive officers who would have been listed among the highest paid executive officers except that they were not executive officers at December 31, 2007 are identified as Messrs. Peter C. Barnett and Scott B. Tollefsen, former Chief Operating Officer (“COO”) and General Counsel & Secretary, respectively. Both executive officers were involuntarily terminated in 2007. Also, pursuant to Item 401(b) of Regulation S-K, the Company has removed all disclosures relating to Mr. Mark Garzone, former EVP of Marketing, an executive officer previously identified as an NEO in the 2007 Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Compensation Objectives

For all executives of the Company, which includes the NEOs, compensation is intended to be based on the performance of the Company as determined by the Compensation Committee and ratified by the Board. The Compensation Committee believes that compensation paid to executives should be closely aligned with the short-term and long-term performance of the Company; linked to specific, measurable results that create value for stockholders; and assist the Company in attracting and retaining key executives critical to long-term success.

In establishing compensation for executives, the Compensation Committee has the following objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	Achieve key strategic and financial performance measures by linking incentive award opportunities to attainment of performance goals in these areas; and

•	Focus executive performance on increasing the Company’s stock price and maximizing stockholder value, as well as promoting retention of key staff, by providing a portion of total compensation opportunities in the form of direct ownership in the Company through restricted stock.

To meet these objectives the Compensation Committee also considers the strategic position of the Company in the wireless telecommunications industry. While the Company is the largest provider in the paging segment of this industry, the Company has experienced significant attrition in its subscriber base and revenues as its customers have migrated to other wireless services. These changes require a continual focus on operational efficiency and cost reductions to maximize operating cash flow and profitability. The impact of subscriber and revenue attrition has negatively impacted the price performance of the Company’s common stock since the formation of the Company in November 2004. The Company’s strategic position and the resulting impact of that position are also considered as the Compensation Committee evaluates the Company’s performance-based compensation program.

In order to implement the performance-based compensation philosophy, the Company’s compensation program for executives consists of the following elements:

	Non-Equity
Elements of Compensation	(Cash Based)	Equity

Base Salary	100%	—
All Other Compensation	100%	—
Short-Term Incentive Plan (“STIP”) Compensation	100%	—
Long-Term Incentive Plan (“LTIP”) Compensation	50%	50%

Both the STIP and LTIP compensation are based on measurable financial performance of the Company as determined by the Compensation Committee and ratified by the Board. In designing the STIP and LTIP compensation the Compensation Committee has considered the strategic position of the Company as the largest provider in the declining paging segment of the wireless telecommunications industry. This consideration has resulted in the STIP compensation being exclusively non-equity (cash based). With respect to the LTIP compensation the Company has designed this element to include both non-equity (cash based) and equity components. The balance between non-equity (cash based) and equity compensation is evaluated annually as discussed below. To further tie compensation to performance, the LTIP compensation does not automatically award any amount of compensation unless the pre-established financial targets are achieved.

Adjustments and/or Recovery of Award Payments

The Company does not have a policy regarding the adjustments and/or recovery of STIP and LTIP payments due to restatements of previously issued financial statements.

Determination of Compensation Awards

The Compensation Committee determines and recommends the compensation awards available to the Company’s CEO consistent with the terms of the CEO’s employment agreement. It also evaluates and approves the CEO’s recommendations on all compensation levels for executives directly reporting to the CEO, which includes all other NEOs.

To determine the appropriate range for the key elements of the compensation program, the Compensation Committee reviews management’s recommendations based on independent compensation survey data. This data is provided by an independent consultant specializing in compensation matters in the telecommunications industry (see “Compensation Benchmarking and Peer Group” below). The Compensation Committee reviews the structure of the Company’s various executive compensation elements and the appropriateness of the levels of base salary, STIP compensation and LTIP compensation. Consistent with the results of the comparative evaluation, the Company’s executive compensation program includes a fixed base salary and variable STIP and LTIP compensation, with a significant portion weighted towards the variable components. This ensures that total compensation reflects the overall success or failure of the Company and motivates executives to meet appropriate performance measures, thereby maximizing total return to stockholders.

The CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executives, excluding himself. Each NEO participates in an annual performance review with the CEO to provide input on his/her contributions to the Company’s achievement of the pre-established performance targets for the period being assessed. The performance of all NEOs, including the CEO, is reviewed annually by the Compensation Committee. The Compensation Committee then evaluates and approves the CEO’s recommendations on compensation levels for the NEOs reporting to the CEO. Annually, the Compensation Committee, without the presence of the CEO, recommends for Board approval the CEO’s incentive compensation consistent with terms of the CEO’s employment agreement. Also, consistent with the CEO’s current employment agreement discussed below, the Board may increase, but not decrease, the amounts of the CEO’s base salary.

Within its performance-based compensation program, the Company aims to compensate the NEOs in a manner that is tax effective for the Company. In practice, all of the annual compensation paid by the Company is tax-qualified under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), with the exception of a portion of the CEO’s STIP compensation in excess of $1 million.

Compensation Benchmarking and Peer Group

When determining the compensation levels of the executives (including NEOs) reporting directly to the CEO, the CEO reviews the competitive practices and the amounts and nature of compensation paid to executives in the telecommunications industry and within a defined peer group. The Company creates a peer group including publicly-held companies with similar business and financial characteristics to USA Mobility (“Peer Group”). The Company also uses a third-party published salary survey of telecommunications companies, the Mercer

Telecommunications Surveys1 (“Survey Group”). The Compensation Committee uses the same information for determining the compensation of the CEO and for reviewing the compensation levels for other executives (including NEOs) as recommended by the CEO.

The Company’s approach to benchmarking is two-fold. First, with regard to annual base salary and STIP compensation, the Company aims to provide annual cash compensation that approximates the median annual base salary and STIP compensation of executives performing similar job functions primarily at companies in telecommunications, as represented in the Survey Groups. In addition, the Company compares the median annual base salary and STIP compensation of executives as reported in the Proxy Statements of the Peer Group. The annual review indicates that USA Mobility provides an annual base salary and STIP compensation primarily based on the median of the Survey Group. The Company believes the design of base salary and STIP compensation appropriately provides market-based annual cash compensation to the Company’s executives.

Second, with regard to benchmarking LTIP compensation, the Company reviews LTIP compensation data reported in the Peer Group’s Proxy Statements. The Company compares the long-term and total direct compensation of the Company’s executives to that of the Survey Group and the Peer Group executives and reports the results to the Compensation Committee along with a recommendation from the CEO for an amount of LTIP compensation.

By determining and reviewing the compensation packages offered by the leading telecommunications companies and other similar publicly-held companies, the Company is able to offer competitive market-based compensation. The Company uses the data obtained to evaluate its own independent performance, and gauges the level and mix of compensation offered to similar executives within this Peer Group.

For 2006 and 2007, USA Mobility targeted the aggregate value of total executive compensation at approximately the median level for the Peer Group and Survey Group for most executive positions. However, given the Company’s strategic position it is very important to retain the best talent in the senior executive management team. To retain and motivate these key individuals, the Compensation Committee or CEO may determine that it is in the best interests of the Company to negotiate total compensation packages with the Company’s executives (including the NEOs) that may deviate from the general principle of targeting total compensation at the median level for the Peer Group and Survey Group. Actual compensation for each executive (including the NEOs) is determined around this structure, driven by the performance of the executive over time, as well as the annual performance of the Company. Each year, the Company may establish LTIP compensation for certain eligible employees, including the executives, based upon a multiple of the participant’s annual STIP compensation. The annual STIP compensation is based on an STIP target set by the participant’s job level, using current market survey data.

Policies with Respect to Equity Compensation Awards

The Company evaluates the allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights and participation units available for grant under the Company’s Equity Plan by reference to the Peer Group and Survey Group discussed previously. The Company grants and records all equity incentive awards in accordance with SFAS No. 123R, Share-Based Payment, (“SFAS No. 123R”), which requires accounting for the transactions under the fair-value method at the date of grant.

Under the Equity Plan, the Company has the ability to issue up to a maximum 1,878,976 shares of its common stock to eligible employees and non-executive members of its Board in the form of stock options, restricted stock, stock grants or units. At December 31, 2007 1,651,578 shares of common stock were available for future grant. Restricted stock awarded under the plan entitles the stockholder to all rights of common stock ownership except that the restricted stock may not be sold, transferred, exchanged, or otherwise disposed of during the restriction period, which will be determined by the Compensation Committee.

No stock options were granted in 2007 and there are no stock options outstanding.

1 Survey data is aged to reflect the impact of annual wage inflation in the telecommunications industry when making salary comparisons for the upcoming year.

Elements of Compensation

The Company’s compensation program for executives (including NEOs) consists of the following elements:

	Name of	Non-Equity
Elements of Compensation	Plan	(Cash Based)	Equity

Base Salary		100%	—
All Other Compensation		100%	—
STIP Compensation	2006 STIP	100%	—
STIP Compensation	2007 STIP	100%	—
LTIP Compensation	2005 LTIP	—	100%
LTIP Compensation	2006 LTIP	50%	50%

Base Salary

As discussed above, the Company provides its NEOs with a base salary that is structured around the median of a defined Peer Group and Survey Group. Each year the Company determines base salary increases based upon the performance of the NEOs as assessed by the Compensation Committee. No formulaic base salary increases are provided to the NEOs.

The following table details the base salaries and the salary increases for the NEOs and the former COO and General Counsel & Secretary from 2006 through 2008. (See “Compensation Benchmarking and Peer Group” for the basis on which the Compensation Committee reviews the compensation levels for the NEOs.)

		2006		2007		2008
		Salary	%	Salary	%	Salary
NEO	Job Title	($)	Increase	($)	Increase	($)

Vincent D. Kelly	CEO	600,000	—	600,000	—	600,000
Thomas L. Schilling	COO/CFO	300,000	5%	315,000	5%	330,000
James H. Boso	EVP, Sales & Marketing	210,000	19%	250,000	5%	262,500
Bonnie Culp	EVP, HR & Administration	175,000	5%	183,750	5%	192,938
Tom Saine(a)	CTO	—	—	170,000	18%	200,000
Former NEO
Peter C. Barnett(b)	COO	300,000	5%	315,000	—	—

Scott B. Tollefsen(b)	General Counsel & Secretary	250,000	5%	262,500	—	—

(a)	Mr. Saine rejoined the Company in August 2007.

(b)	Messrs. Barnett and Tollefsen were involuntarily terminated in 2007.

All Other Compensation

Perquisites.  Perquisites provided to the NEOs by the Company are:

•	Leased Vehicle. The Company provides a leased automobile to the CEO during the term of the CEO’s employment with the Company.

•	Leased Housing. The Company provides leased apartments for the COO/CFO and the former General Counsel & Secretary (through termination date) in lieu of relocation, which is subject to tax reimbursement.

•	Commuting Expenses. The Company provides commuting expense reimbursement to the COO/CFO, which is subject to tax reimbursement.

•	Automobile Allowance. The Company provided the former COO with an automobile allowance during the term of the COO’s employment with the Company. The Company, in its sole discretion, may from time to time also make available automobile allowances to other executives at the same level of employment.

Tax Reimbursement.  The Company, in its sole discretion, has provided tax reimbursements to the COO/CFO and the former General Counsel & Secretary (through termination date) on corporate perquisites.

Company Contribution to Defined Contribution Plans.  For additional details, see Defined Contribution Plans.

Severance Payments / Accruals.  The Company did not pay or accrue any payments relating to Termination and Change of Control for the NEOs during 2006 and 2007. During 2007, the former COO and General Counsel & Secretary were involuntarily terminated. In 2007, the Company paid or accrued $1,101,209 and $539,525 relating to the involuntarily terminations of the former COO and General Counsel & Secretary, respectively. (See Termination and Change of Control Arrangements — NEOs excluding CEO.)

The following table summarizes all other compensation for NEOs and the former COO and General Counsel & Secretary for the years ended December 31, 2006 and 2007:

All Other Compensation

						Company
						Contribution
					Cash	to Defined	Severance
				Tax	Distributions	Contribution	Payments/
			Perquisites	Reimbursement	Declared	Plans	Accruals	Total
NEO	Job Title	Year	($)	($)	(a)($)	($)	($)	($)

Vincent D. Kelly(b)	CEO	2006	11,079	—	101,795	—	—	112,874
Vincent D. Kelly(b)	CEO	2007	10,082	—	140,957	9,000	—	160,039
Thomas L. Schilling(c)	COO/CFO	2006	49,043	37,771	41,993	1,846	—	130,653
Thomas L. Schilling(c)	COO/CFO	2007	35,174	27,089	60,392	9,000	—	131,655
James H. Boso(d)	EVP, Sales & Marketing	2007	—	—	27,252	14,000	—	41,252
Bonnie Culp(d)	EVP, HR & Administration	2007	—	—	23,272	11,827	—	35,099
Tom Saine(d)	CTO	2007	—	—	—	1,177	—	1,177
Former NEO
Peter C. Barnett(e)	COO	2006	6,000	—	33,778	4,500	—	44,278
Peter C. Barnett(e)	COO	2007	4,915	—	44,157	5,185	526,294	580,551
Scott B. Tollefsen(f)	General Counsel & Secretary	2006	28,631	23,378	22,570	5,269	—	79,848
Scott B. Tollefsen(f)	General Counsel & Secretary	2007	28,800	23,516	26,719	14,000	188,168	281,203

(a)	Cash distributions reported in 2006 represent amounts recorded for shares of restricted stock earned but not vested as of December 31, 2006 in accordance with SFAS No. 123R, which consist of a special one-time cash distribution of $3.00 per share declared on June 7, 2006 and a quarterly cash distribution of $0.65 per share declared on November 1, 2006. Cash distributions reported for 2007 represent amounts earned for shares of restricted stock earned but not vested in accordance with SFAS No. 123R, which consist of quarterly cash distributions of $0.65 per share declared on February 7, 2007, May 2, 2007, August 1, 2007 and October 30, 2007. In addition, on May 2, 2007 the Company declared a special one-time cash distribution of $1.00 per share. During 2007, the Company paid a total of $255,545 to the above executives for cash distributions on vested shares of restricted stock in relation to the 2005 LTIP. These amounts were expensed from 2005 through 2007 and were included in the amounts shown above under “Cash Distributions Declared”.

(b)	Perquisite amounts were for a leased vehicle.

(c)	Perquisite amounts represent $30,870 in leased housing and $18,173 in commuting expenses for 2006 and $22,139 in leased housing and $13,035 in commuting expenses for 2007.

(d)	The individual became an NEO in 2007.

(e)	Perquisite amounts represent an automobile allowance for 12 months in 2006 and for 10 months in 2007. Mr. Barnett was involuntarily terminated in October 2007. The total estimated severance payment to Mr. Barnett is $1,101,209, of which Mr. Barnett received $48,462 upon termination in 2007 for accrued vacation pay. In addition, Mr. Barnett has and will receive the following pursuant to his separation agreement: 26 weeks of continuing healthcare benefits valued at $5,332 and $472,500 in severance pay which he elected to receive over 18 months. (See Termination and Change of Control Arrangements — NEOs excluding CEO for other amounts to be received under the 2007 STIP, 2005 LTIP, 2006 LTIP and the related cash distributions.)

(f)	Perquisite amounts represent $28,631 and $28,800 in leased housing for 2006 and 2007, respectively. Mr. Tollefsen was involuntarily terminated in July 2007. The total estimated severance payment to Mr. Tollefsen is $539,525, of which Mr. Tollefsen received $151,587 for severance pay, $22,589 for accrued vacation pay and $10,000 for outplacement service upon termination in 2007. In addition, Mr. Tollefsen has and will receive 26 weeks of continuing healthcare benefits valued at $3,992. (See Termination and Change of Control Arrangements — NEOs excluding CEO for other entitlements to be received under the 2007 STIP, 2005 LTIP, 2006 LTIP and the related cash distributions.)

Short-Term Incentive Performance (STIP) Compensation

As discussed above, the Company structures its compensation program to reward executives based on the Company’s performance and the individual executive’s contribution to that performance. This allows executives to receive STIP compensation in the event certain specified corporate performance measures are achieved. The Compensation Committee believes that the payment of the annual STIP compensation provides incentives necessary to retain executives and reward them for short-term Company performance based on the Company’s strategic position.

Straight-line interpolation is used to determine payouts for STIP awards when 1) the actual performance is between the threshold performance target and target performance level and 2) the actual performance is between the target performance level and the maximum performance target. Payments under the STIP are contingent upon continued employment, though pro rata payments will be made in the event of death or disability based on actual performance at the triggering event date relative to targeted performance measures for each program. Further, if an executive’s employment is involuntarily terminated (other than for Cause), the executive will be eligible to receive a pro rata payment, subject to the execution of an appropriate release and other applicable and customary termination procedures.

2006 STIP

Under the 2006 STIP, and consistent with their employment agreement and arrangements, the NEOs and former COO and General Counsel & Secretary were eligible for the following payments based on a multiple of 2006 base salary:

			Target	Actual
		% of	Payout	Payout
NEO	Job Title	Base Salary	($)	(a)($)

Vincent D. Kelly	CEO	200%	1,200,000	1,410,000
Thomas L. Schilling	COO/CFO	100%	300,000	352,500
James H. Boso	EVP, Sales & Marketing	75%	157,500	185,063
Bonnie Culp	EVP, HR & Administration	75%	131,250	154,219
Tom Saine(b)	CTO	—	—	—
Former NEO
Peter C. Barnett(c)	COO	75%	225,000	264,375
Scott B. Tollefsen(c)	General Counsel & Secretary	75%	187,500	220,313

Total			2,201,250	2,586,470

(a)	The Company exceeded the performance targets resulting in an actual payment of 117.5% of each executive’s eligible 2006 STIP award. The payments were made in March 2007.

(b)	Mr. Saine rejoined the Company in August 2007; therefore, he was not eligible for the 2006 STIP.

(c)	Messrs. Barnett and Tollefsen were involuntarily terminated in 2007 after payment of the 2006 STIP.

The amounts paid under the Company’s 2006 STIP were determined based upon the Company’s actual performance measured against the following performance criteria:

			Threshold		Maximum
	Relative	Threshold	Performance	Maximum	Performance
Performance Criteria	Weight	Payout	Target	Payout	Target

Operating Cash Flow	70%	75%	90.0%	125%	110.0%
Subscribers	30%	75%	90.0%	125%	110.0%

2007 STIP

The Compensation Committee approved the 2007 STIP on February 16, 2007. Similar to the 2006 STIP, the 2007 STIP is comprised of a non-equity (cash based) component that is a multiple of 2006 base salary except as noted in the footnote below. The NEOs and former COO and General Counsel & Secretary were eligible for the following 2007 STIP payments:

			Target	Actual
		% of	Payout	Payout
NEO	Job Title	Base Salary	($)	(a)($)

Vincent D. Kelly	CEO	200%	1,200,000	1,352,400
Thomas L. Schilling	COO/CFO	100%	300,000	338,100
James H. Boso(b)	EVP, Sales & Marketing	75%	187,500	211,313
Bonnie Culp	EVP, HR & Administration	75%	131,250	147,919
Tom Saine	CTO	40%	68,000	29,605
Former NEO
Peter C. Barnett	COO	75%	225,000	210,448
Scott B. Tollefsen	General Counsel & Secretary	75%	187,500	97,356

Total			2,299,250	2,387,141

(a)	The Company exceeded the performance targets resulting in an actual payment of 112.7% of each executive’s eligible 2007 STIP award except for Messrs. Barnett and Tollefsen. Both former executives were involuntarily terminated in 2007, as such, each received a prorated portion of his eligible 2007 STIP compensation assuming performance achievement at 100% of target. Mr. Saine rejoined the Company in August 2007, as such, received a prorated portion of his eligible 2007 STIP compensation.

(b)	Mr. Boso’s target compensation was based on a multiple of his 2007 base salary. Mr. Boso received a 19% salary increase in 2007.

The amounts paid under the Company’s 2007 STIP program were determined based upon the Company’s actual performance measured against the following performance criteria:

			Threshold		Maximum
	Relative	Threshold	Performance	Maximum	Performance
Performance Criteria	Weight	Payout	Target	Payout	Target

Operating Cash Flow	50%	70%	83.3%	130%	127.8%
Subscribers	15%	60%	95.7%	120%	105.7%
Average Revenue Per Unit	15%	60%	97.0%	150%	109.1%
Health Care Revenue	20%	90%	91.5%	150%	123.1%

Long-Term Incentive Performance (LTIP) Compensation

2005 LTIP

On June 7, 2005 (the date of grant), the Compensation Committee and the Board awarded 103,937 shares of restricted stock to certain eligible employees. Effective November 2, 2005, the Board amended the vesting schedule for the 2005 LTIP program. As such, the vesting date for the initial two-thirds of the restricted stock for each eligible employee was January 1, 2007, with the remaining restricted stock vesting ratably over the course of 2007, such that by January 1, 2008, all restricted stock awarded was fully vested. The Company used the fair-value based method of accounting for the 2005 LTIP.

If an NEO was terminated by the Company without Cause, died or was permanently disabled prior to the vesting period, the NEO would be entitled to a prorated payment of the 2005 LTIP. The former COO and General Counsel & Secretary were involuntarily terminated in 2007, and, accordingly, were entitled to 6,632 shares and 3,445 shares of restricted stock, respectively, under the 2005 LTIP, which vested through their termination dates. Payments of $2,817 and $557 were made upon final vesting in January 2008 and October 2007, respectively, to the former COO and General Counsel & Secretary based on 197 shares and 33 shares of vested restricted stock at $14.30 and $16.87, respectively, (the closing price per share of the Company’s common stock on the last trading prior to the vesting date).

The following table details the Company’s activity related to the 2005 LTIP. The shares sold to the Company in payment of required tax withholdings were sold based on the closing price per share of the Company’s common stock on the last trading day prior to the vesting date.

	Vesting / Sales		Shares Sold to	Shares
	Price per Share		the Company	Issued and
Vesting Date	(a)	Shares Vested	(b)	Outstanding

January 1, 2007	$22.37	55,616	(22,403)	33,213
April 2, 2007	19.93	6,708	(2,165)	4,543
July 2, 2007	26.76	6,708	(2,144)	4,564
October 1, 2007	16.87	6,400	(2,050)	4,350
January 1, 2008	14.30	6,017	(2,254)	3,763

Total		81,449	(31,016)	50,433

(a)	The vesting / sales price per share is the closing price per share of the Company’s common stock on the last trading prior to the vesting date.

(b)	Shares of vested restricted stock were sold to the Company in payment of required tax withholdings at the vesting /sales price per share on the relevant vesting date. The shares of vested restricted stock purchased by the Company were retired and will not be reissued.

Any unvested shares granted under the 2005 LTIP were forfeited if the participant terminates employment with USA Mobility. During 2005, 2006 and 2007, 15,835 shares, 5,615 shares and 1,038 shares, respectively, were forfeited under the 2005 LTIP resulting in cumulative forfeitures of 22,488 shares of restricted stock as of December 31, 2007.

The following table details the 2005 LTIP compensation for the NEOs and the former COO and General Counsel & Secretary:

			Number of
			Shares of	Fair Value
		% of Base	Restricted	at Grant
		Salary	Stock	Date
NEO	Job Title	(a)	(#)	(b)($)

Vincent D. Kelly	CEO	100%	22,405	600,000
Thomas L. Schilling	COO/CFO	75%	8,402	225,000
James H. Boso	EVP, Sales & Marketing	50%	3,174	85,000
Bonnie Culp	EVP, HR & Administration	50%	2,801	75,000
Tom Saine(c)	CTO	—	—	—
Former NEO
Peter C. Barnett(d)	COO	75%	7,020	187,996
Scott B. Tollefsen (e)	General Counsel & Secretary	75%	4,095	109,664

Total			47,897	1,282,660

(a)	Based on a multiple of 2005 base salary.

(b)	Fair value of the restricted stock is calculated at $26.78 per share, the closing stock price on June 7, 2005 (the date of grant).

(c)	Mr. Saine rejoined the Company in August 2007; therefore, he was not eligible for the 2005 LTIP.

(d)	In October 2007, Mr. Barnett was involuntarily terminated. Of the initial restricted stock award shown in the table above, Mr. Barnett forfeited 388 shares or $10,391 under the 2005 LTIP (based on $26.78 per share, the closing stock price on the date of grant). During the fourth quarter 2007, the Company reduced deferred stock based compensation to reflect these forfeitures.

(e)	In July 2007, Mr. Tollefsen was involuntarily terminated. Of the initial restricted stock award shown in the table above, Mr. Tollefsen forfeited 650 shares or $17,407 under the 2005 LTIP (based on $26.78 per share, the closing stock price on the date of grant). During the third quarter 2007, the Company reduced deferred stock based compensation to reflect these forfeitures.

2006 LTIP

In 2006 the Compensation Committee provided for non-equity (cash based) and equity compensation to achieve specified targets established in the Company’s 2006 — 2010 Long Range Strategic Plan. This 2006 LTIP was designed to retain executives and reward them for achieving identified long-term strategic targets.

As discussed above, the Company believes, based on its performance-based approach to compensation, that equity ownership in the Company is important to tie the ultimate level of an executive’s compensation to the performance of the Company’s common stock, while creating an incentive for achievement of the Company’s long-range objectives. For these reasons, the Company’s executives are eligible to receive additional grants of performance-based equity compensation upon achieving performance criteria.

On February 1, 2006 (the date of grant) the Compensation Committee and the Board established the 2006 LTIP. The table below details components of the 2006 LTIP for the NEOs and the former COO and General Counsel & Secretary. The Company uses the fair-value based method of accounting for the 2006 LTIP award.

For the non-equity (cash based) portion of the 2006 LTIP, the NEOs and former COO and General Counsel & Secretary are eligible to earn up to an aggregate of $1,921,500. The vesting date for the non-equity (cash based) portion of the 2006 LTIP is January 1, 2009 with the same payout requirements as outlined below for the equity portion of the 2006 LTIP.

For the equity portion of the 2006 LTIP, the Compensation Committee and the Board awarded 127,548 shares of restricted stock to certain eligible employees (including NEOs and the former COO and General Counsel & Secretary). An additional 5,024 shares were granted during the second quarter of 2006. The vesting date for the restricted shares is also January 1, 2009. Any unvested shares granted under the 2006 LTIP are forfeited if the participant terminates employment with USA Mobility. During 2006 and 2007, 7,393 shares and 11,526 shares, respectively, were forfeited under the 2006 LTIP resulting in cumulative forfeitures of 18,919 shares of restricted stock as of December 31, 2007. As of December 31, 2007, there were 113,653 shares scheduled to fully vest by January 1, 2009.

The following table details the non-equity (cash based) and equity components of the 2006 LTIP for the NEOs and the former COO and General Counsel & Secretary.

							Number of
				Initial	Non-Equity		Shares of
		% of Base	Total LTIP	Target	Component	Equity	Restricted	Fair Value at
		Salary	Award	Award	(Cash Based)	Component	Stock	Grant Date
NEO	Job Title	(a)	(b)($)	($)	($)	($)	(c)(#)	(d)($)

Vincent D. Kelly	CEO	300%	1,800,000	1,440,000	720,000	720,000	25,114	701,685
Thomas L. Schilling	COO/CFO	300%	900,000	720,000	360,000	360,000	12,557	350,843
James H. Boso	EVP, Sales & Marketing	225%	472,500	378,000	189,000	189,000	6,593	184,208
Bonnie Culp	EVP, HR & Administration	225%	393,750	315,000	157,500	157,500	5,494	153,502
Tom Saine(e)	CTO	—	—	—	—	—	—	—
Former NEO
Peter C. Barnett(f)	COO	225%	675,000	540,000	270,000	270,000	9,418	263,139
Scott B. Tollefsen(g)	General Counsel & Secretary	225%	562,500	450,000	225,000	225,000	7,848	219,273

Total			4,803,750	3,843,000	1,921,500	1,921,500	67,024	1,872,650

(a)	Based on a multiple of 2006 base salary.

(b)	Of the total 2006 LTIP award, 20% has been reserved for a discretionary non-equity (cash based) and equity bonus (the “Additional Target Award”) based on individual contribution to the achievement of the Company’s goals for expense reduction for the calendar years 2006 through 2008. The remaining 80% is considered the “Initial Target Award” which is amortized over the 36 month vesting period as compensation expense under SFAS 123R.

(c)	The number of shares of restricted stock awarded was based on the average closing price of the Company’s common stock for the period January 25, 2006 through January 31, 2006 ($28.67).

(d)	Fair value of the restricted stock is calculated at $27.94 per share, the closing stock price on the date of grant (February 1, 2006).

(e)	Mr. Saine rejoined the Company in August 2007; therefore, he was not eligible for the 2006 LTIP.

(f)	In October 2007, Mr. Barnett was involuntarily terminated. Of the initial 2006 LTIP award shown in the table above, Mr. Barnett forfeited $108,493 of the non-equity (cash based) portion and 3,784 shares or $105,725 (based on $27.94 per share, the closing stock price on the date of grant). During the fourth quarter 2007, the Company reduced deferred stock based compensation to reflect these forfeitures.

(g)	In July 2007, Mr. Tollefsen was involuntarily terminated. Of the initial 2006 LTIP award shown in the table above, Mr. Tollefsen forfeited $110,959 of the non-equity (cash based) portion and 3,871 shares or $108,156 (based on $27.94 per share, the closing stock price on the date of grant). During the third quarter 2007, the Company reduced deferred stock based compensation to reflect these forfeitures.

The Initial Target Award will be awarded in full to the NEO so long as (a) the Company’s expenses for the calendar year 2008 are at or below the pre-established target and (b) the NEO remains a full-time employee of the Company until January 1, 2009, the vesting date. Expenses that exceed the 2008 target result in a proportional decrease to the Initial Target Award to a minimum threshold of 75% payout. Expenses at or above 110% of the 2008 target result in no payment under the 2006 LTIP. If an NEO is terminated by the Company without Cause, dies or is permanently disabled prior to January 1, 2009, the NEO will be entitled to a prorated payment of the Initial Target Award. The former COO and General Counsel & Secretary were involuntarily terminated in 2007, and, accordingly, are entitled to $161,507 and $114,042, respectively, of the non-equity (cash based) portion of the 2006 LTIP. In addition, the former COO and General Counsel & Secretary are entitled to 5,634 shares and 3,977 shares of restricted stock, respectively, for the equity portion of the 2006 LTIP. Payments of approximately $157,439 and $111,126 (based on $27.94 per share, the closing stock price on the date of grant) would be made in 2009, at the time of vesting. In addition, should a Change of Control occur, the NEO (excluding the CEO) would receive a prorated payment of the Initial Target Award based on the Compensation Committee’s determination of the Company’s achievement of the expense reduction goals. Payment of the prorated Initial Target Award would be made immediately prior to the Change of Control.

Summary Compensation

The following table summarizes information concerning compensation for the NEOs and the former COO and General Counsel & Secretary for the years ended December 31, 2006 and 2007. No discretionary bonuses were paid in 2006 and $30,000 sign-on bonus was paid to the CTO in 2007. The Company does not have a defined pension plan. No stock options were granted in 2006 and 2007 and none are outstanding. No new grants of Equity Plan awards were issued in 2007.

Summary Compensation Table

					Non-Equity Awards
					(Cash Based)
					2003				Equity Awards
				Discretionary	Arch	2006	2007	2006	2005	2006	All Other	Total
			Salary	Bonus	LTIP	STIP	STIP	LTIP	LTIP	LTIP	Compensation	Compensation
NEO	Job Title	Year	(a)($)	($)	(b)($)	(c)($)	(d)($)	(e)($)	(f)($)	(g)($)	(h)($)	($)

Vincent D. Kelly(i)(t)	CEO	2006	600,000	—	—	1,410,000	—	240,120	330,051	234,012	112,874	2,927,057

Vincent D. Kelly(j)	CEO	2007	600,000	—	—	—	1,352,400	240,120	77,419	234,012	160,039	2,663,990

Thomas L. Schilling(k)(t)	COO/CFO	2006	300,000	—	—	352,500	—	120,060	123,769	117,006	130,653	1,143,988

Thomas L. Schilling(l)	COO/CFO	2007	315,000	—	—	—	338,100	120,060	29,032	117,006	131,655	1,050,853

James H. Boso(m)	EVP, Sales & Marketing	2007	250,000	—	—	—	211,313	63,032	10,968	61,434	41,252	637,999

Bonnie Culp(n)	EVP, HR & Administration	2007	183,750	—	—	—	147,919	52,526	9,677	51,193	35,099	480,164

Tom Saine(o)	CTO	2007	62,115	30,000	—	—	29,605	—	—	—	1,177	122,897

Former NEO

Peter C. Barnett(p)(t)	COO	2006	300,000	—	33,882	264,375	—	90,045	103,414	87,757	44,278	923,751

Peter C. Barnett(q)	COO	2007	305,580	—	—	—	210,448	71,462	13,867	69,682	580,551	1,251,590

Scott B. Tollefsen(r)(t)	General Counsel & Secretary	2006	250,000	—	—	220,313	—	75,038	60,325	73,128	79,848	758,652

Scott B. Tollefsen(s)	General Counsel & Secretary	2007	164,835	—	—	—	97,356	39,004	—	37,998	281,203	620,396

(a)	Amounts represent salaries paid by the Company in 2006 and 2007 for the NEOs and former COO and General Counsel & Secretary. Mr. Saine rejoined the Company in August 2007, and, accordingly, his 2007 annual salary was prorated. Messrs. Barnett and Tollefsen were both involuntarily terminated during 2007; therefore, their base salaries were prorated for 2007. Effective January 1, 2007, Messrs. Schilling, Barnett and Tollefsen and Ms. Culp each received a 5% salary increase and Mr. Boso received a 19% salary increase.

(b)	In March 2006, the Company paid Mr. Barnett $635,774 for the vesting of 21,274 units and the cash distributions earned under the 2003 Arch Long-Term Incentive Plan (“2003 Arch LTIP”). The majority of this amount was expensed in 2003, 2004 and 2005, with the remaining $33,882 expensed in 2006. On vesting, the 21,274 units were valued at $29.88 per unit, which consisted of the average closing price of the Company’s common stock for the period February 10, 2006 through February 24, 2006 of $28.38 and cash distributions of $1.50 per unit.

(c)	Amounts represent the compensation expense for the 2006 STIP, which was paid in March 2007 to the executives.

(d)	Amounts represent the compensation expense for the 2007 STIP, which was paid in March 2008. Messrs. Saine, Barnett and Tollefsen received a prorated amount based on their respective hire or termination date.

(e)	Amounts represent compensation expense accrued in 2006 and 2007 for the non-equity (cash based) portion of the 2006 LTIP. The vesting date is January 1, 2009.

(f)	Amounts represent the SFAS No. 123R expense accrued in 2006 and 2007 for the 2005 LTIP. The grant was fully amortized as of December 31, 2007 and fully vested on January 1, 2008. The fair value of the restricted stock was calculated at $26.78 per share, the closing stock price on the date of grant (June 7, 2005).

(g)	Amounts represent the SFAS No. 123R expense accrued in 2006 and 2007 for the equity portion of the 2006 LTIP. The fair value of the restricted stock is calculated at $27.94 per share, the closing stock price on the date of grant (February 1, 2006). The vesting date is January 1, 2009.

(h)	Additional information is provided in the “All Other Compensation” table.

(i)	As of December 31, 2006, 19,514 shares and 8,375 shares of restricted stock under the 2005 LTIP and 2006 LTIP, respectively, were earned with an aggregate fair value of approximately $522,581 and $234,012, respectively.

(j)	Through January 1, 2008, 22,405 shares of restricted stock were fully vested under the 2005 LTIP with an aggregate fair value of approximately $600,000. Mr. Kelly was granted 25,114 shares of restricted stock under the 2006 LTIP; as of December 31, 2007 16,750 shares of restricted stock were earned with an aggregate fair value of approximately $468,024. The vesting date for the 2006 LTIP is January 1, 2009.

(k)	As of December 31, 2006, 7,318 shares and 4,187 shares of restricted stock under the 2005 LTIP and 2006 LTIP, respectively, were earned with an aggregate fair value of approximately $195,968 and $117,006, respectively.

(l)	Through January 1, 2008, 8,402 shares of restricted stock were fully vested under the 2005 LTIP with an aggregate fair value of approximately $225,000. Mr. Schilling was granted 12,557 shares of restricted stock under the 2006 LTIP; as of December 31, 2007 8,374 shares of restricted stock were earned with an aggregate fair value of approximately $234,012. The vesting date for the 2006 LTIP is January 1, 2009.

(m)	Through January 1, 2008, 3,174 shares of restricted stock were fully vested under the 2005 LTIP with an aggregate fair value of approximately $85,000. Mr. Boso was granted 6,593 shares of restricted stock under the 2006 LTIP; as of December 31, 2007 4,396 shares of restricted stock were earned with an aggregate fair value of approximately $122,868. The vesting date for the 2006 LTIP is January 1, 2009.

(n)	Through January 1, 2008, 2,801 shares of restricted stock were fully vested under the 2005 LTIP with an aggregate fair value of approximately $75,000. Ms. Culp was granted 5,494 shares of restricted stock under the 2006 LTIP; as of December 31, 2007 3,664 shares of restricted stock were earned with an aggregate fair value of approximately $102,386. The vesting date for the 2006 LTIP is January 1, 2009.

(o)	Mr. Saine rejoined the Company in August 2007, and, accordingly, was not eligible for the 2005 LTIP and 2006 LTIP.

(p)	As of December 31, 2006, 6,114 shares and 3,140 shares of restricted stock under the 2005 LTIP and 2006 LTIP, respectively, were earned with an aggregate fair value of approximately $163,738 and $87,757, respectively.

(q)	Through Mr. Barnett’s termination in October 2007 6,632 shares of restricted stock were earned under the 2005 LTIP with an aggregate fair value of approximately $177,605. Mr. Barnett forfeited 388 shares of restricted stock under the 2005 LTIP upon his termination. As of December 31, 2007 Mr. Barnett has earned 5,634 shares of restricted stock under the 2006 LTIP with an aggregate fair value of approximately $157,439. Mr. Barnett forfeited 3,784 shares of restricted stock under the 2006 LTIP upon his termination. The vesting date for the 2006 LTIP is January 1, 2009.

(r)	As of December 31, 2006, 3,567 shares and 2,617 shares of restricted stock under the 2005 LTIP and 2006 LTIP, respectively, were earned with an aggregate fair value of approximately $95,514 and $73,128, respectively.

(s)	Through Mr. Tollefsen’s termination in July 2007 3,445 shares of restricted stock were earned under the 2005 LTIP with an aggregate fair value of approximately $92,257. Mr. Tollefsen forfeited 650 shares of restricted stock under the 2005 LTIP upon his termination. As of December 31, 2007, Mr. Tollefsen has earned 3,977 shares of restricted stock under the 2006 LTIP with an aggregate fair value of approximately $111,126. Mr. Tollefsen forfeited 3,871 shares of restricted stock under the 2006 LTIP upon his termination. The vesting date for the 2006 LTIP is January 1, 2009.

(t)	In June 2006, the Company paid Messrs. Kelly, Schilling, Barnett and Tollefsen the awards earned under the 2005 STIP. The amounts paid to the respective executives were as follows: $1,020,000, $225,000, $187,500 and $92,969. Mr. Tollefsen joined the Company on May 31, 2005, and, accordingly, his 2005 STIP compensation was prorated. These amounts were expensed in 2005 and are not included in the computation of total compensation reported above in the “Summary Compensation Table” for 2006 or 2007.

Outstanding Equity Awards

At December 31, 2007, the number of shares granted and outstanding under the Company’s Equity Plan and the estimated related market or payout values of such shares are shown in the following table for the NEOs and the former COO and General Counsel & Secretary. No stock options were outstanding in 2007 for these executives.

Outstanding Equity Awards at December 31, 2007

		Equity Award
			Market or Payout		Market or Payout
			Value of Shares of	Number of Unearned	Value of Unearned
		Number of Shares of	Restricted Stock	Shares of Restricted	Shares of Restricted
		Restricted Stock That	That Have Not	Stock That Have Not	Stock That Have Not
		Have Not Vested	Vested	Vested	Vested
NEO	Job Title	(a)(#)	(b)($)	(c)(#)	(b)($)

Vincent D. Kelly	CEO	18,618	266,237	8,364	119,605
Thomas L. Schilling	COO/CFO	9,075	129,773	4,183	59,817
James H. Boso	EVP, Sales & Marketing	4,662	66,667	2,197	31,417
Bonnie Culp	EVP, HR & Administration	3,899	55,756	1,830	26,169
Tom Saine(d)	CTO	—	—	—	—
Former NEO
Peter C. Barnett	COO	5,831	83,383	—	—
Scott B. Tollefsen	General Counsel & Secretary	3,977	56,871	—	—

Total		46,062	658,687	16,574	237,008

(a)	At December 31, 2007 the number of shares of restricted stock earned and outstanding consisted of 3,267 shares and 42,795 shares under the 2005 LTIP and 2006 LTIP, respectively, for the NEOs and the former COO and General Counsel & Secretary. The vesting date for the remaining shares under the 2005 LTIP was January 1, 2008. The 2006 LTIP vesting date is January 1, 2009. If the NEO voluntarily terminates prior to January 1, 2008, the vesting date, the restricted stock shown above for the 2005 LTIP would be forfeited except for 197 shares earned by Mr. Barnett upon his termination in October 2007. If the NEO voluntarily terminates prior to January 1, 2009, the vesting date, and if the Company does not achieve the pre-determined performance objectives set by the Board for 2008, then all restricted stock granted under the 2006 LTIP would be forfeited. During 2007, Messrs. Barnett and Tollefsen were involuntarily terminated resulting in forfeitures of 388 shares and 650 shares, respectively, under the 2005 LTIP and 3,784 shares and 3,871 shares, respectively, under the 2006 LTIP, which are not included in the table above.

(b)	Market or payout values of the outstanding shares of restricted stock are based on the Company’s closing stock price at December 31, 2007 of $14.30 for the 2005 LTIP and 2006 LTIP.

(c)	The number of unearned shares of restricted stock that have not vested represent restricted shares granted under the 2006 LTIP that have not been accrued as of December 31, 2007. These shares of restricted stock will be accrued throughout 2008 and will vest on January 1, 2009. There are no unearned shares of restricted stock that have not vested for Messrs. Barnett and Tollefsen.

(d)	Mr. Saine rejoined the Company in August 2007, and, accordingly, was not eligible for the 2005 LTIP and 2006 LTIP.

Vested Restricted Stock

At December 31, 2007, the number of shares of vested restricted stock under the Company’s Equity Plan (comprised of only the 2005 LTIP) and the dollar value realized upon vesting of such shares are shown in the following table for the NEOs and the former COO and General Counsel & Secretary. The Company has no outstanding stock options.

Vested Restricted Stock at December 31, 2007

		Stock Award
		Number of Shares	Value Realized on
		Acquired on Vesting	Vesting
NEO	Job Title	(a)(#)	(b)($)

Vincent D. Kelly	CEO	20,537	452,785
Thomas L. Schilling	COO/CFO	7,701	169,786
James H. Boso	EVP, Sales & Marketing	2,908	64,115
Bonnie Culp	EVP, HR & Administration	2,566	56,574
Tom Saine	CTO	—	—
Former NEO
Peter C. Barnett	COO	6,435	141,874
Scott B. Tollefsen	General Counsel & Secretary	3,445	77,548

Total		43,592	962,682

(a)	The 2005 LTIP vesting date for the initial two-thirds of the shares of restricted stock was January 1, 2007, and the remainder vested ratably over the course of 2007, such that by January 1, 2008, 100% of the shares of restricted stock were fully vested. As of December 31, 2007 43,592 shares of restricted stock vested under the 2005 LTIP for the NEOs and the former COO and General Counsel & Secretary with the remaining 3,267 shares vested on January 1, 2008. During 2007, Messrs. Barnett and Tollefsen were involuntarily terminated resulting in forfeitures of 388 shares and 650 shares of restricted stock, respectively, under the 2005 LTIP.

(b)	Value realized on vesting is calculated based on the vesting price per share, which is the closing price per share of the Company’s common stock on the last trading day prior to the vesting date.

Approval of STIP Award for 2008

The Compensation Committee approved the annual STIP for 2008 (“2008 STIP”) on December 28, 2007. The 2008 STIP is comprised of a non-equity (cash based) component that is a multiple of 2008 base salary. Similar to the 2007 STIP, the pre-established performance criteria for 2008 are based on operating cash flow, the number of subscriber units in service, average revenue per unit and total health care revenue.

The NEOs are eligible for the following payout under the 2008 STIP based on achievement of the pre-established performance criteria set forth for 2008:

			Target Payout
NEO	Job Title	% of Base Salary	($)

Vincent D. Kelly	CEO	200%	1,200,000
Thomas L. Schilling	COO/CFO	100%	330,000
James H. Boso	EVP, Sales & Marketing	75%	197,000
Bonnie Culp	EVP, HR & Administration	75%	145,000
Tom Saine(a)	CTO	75%	150,000

Total			2,022,000

(a)	Mr. Saine was promoted to CTO and on January 1, 2008, Mr. Saine received a related salary increase to $200,000 and is eligible for an annual STIP payment of 75% of his 2008 base salary.

The amounts payable under the Company’s 2008 STIP is determined based upon the Company’s actual performance measured against the following performance criteria:

			Threshold		Maximum
	Relative	Threshold	Performance	Maximum	Performance
Performance Criteria	Weight	Payout	Target	Payout	Target

Operating Cash Flow	50%	70%	83.1%	120%	136.4%
Subscribers	15%	60%	94.7%	115%	106.6%
Average Revenue Per Unit	15%	60%	97.0%	130%	103.0%
Health Care Revenue	20%	70%	91.7%	120%	112.5%

Other Discretionary LTIP Awards

The Company’s executives, along with other members of senior management, are eligible to participate in the Company’s discretionary award of stock options or shares of restricted stock. Guidelines for the number of shares of restricted stock granted to each executive are determined using a procedure approved by the Compensation Committee based upon several factors, including the executive’s salary, STIP award, and the value of the shares of restricted stock at the time of grant. Additional grants other than the discretionary award may be made following a significant change in job responsibility. As discussed above, under the 2005 LTIP and 2006 LTIP the Compensation Committee approved the award of shares of restricted stock to certain eligible employees (including NEOs and the former COO and General Counsel & Secretary). Such awards are an important component of the compensation necessary to attract and retain talented senior executives.

Stock options granted under the Company’s Equity Plan are subject to a vesting schedule in order to provide an incentive for continued employment and an expiration date. The exercise price of options granted under the stock plans is 100% of the fair market value of the underlying stock on the date of grant. No stock options were granted in 2006 and 2007 and none are outstanding.

Defined Contribution Plans

The Company has a Section 401(k) Savings & Retirement Plan (the “401(k) Plan”) for eligible employees of the Company and any designated affiliate. The 401(k) Plan permits eligible employees of the Company to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Code. An employee’s elective deferrals are vested immediately and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to 50 cents for each dollar of participant contributions, up to a maximum of 4% of the participant’s annual salary and subject to certain other limits. Plan participants vest over three years in the amounts contributed by the Company. Employees of the Company are eligible to participate in the 401(k) Plan on the first of the month after 30 days of credited service with the Company. In 2006 and 2007, the Company incurred $11,615 and $64,189 in matching contributions for the NEOs and the former COO and General Counsel & Secretary participating in the 401(k) Plan. For additional information, refer to the column “Company Contributions to the Defined Contribution Plans” under the “All Other Compensation” table above.

Termination and Change of Control Arrangements — CEO

On November 16, 2004, and as amended on October 30, 2007, the CEO entered into a three-year employment agreement with the Company, subject to automatic one-year renewals if not terminated by either party, which provides for severance benefits under certain events. For additional details on Termination and Change of Control for the CEO, refer to the CEO’s employment agreement discussed below.

The Company did not pay or accrue any payments relating to Termination and Change of Control to the CEO during 2006 and 2007.

Termination and Change of Control Arrangements — NEOs excluding CEO

Termination Without Cause.  Effective November 17, 2004, and as amended on October 30, 2007, the Company maintains a specific Severance Pay Plan for executives (excluding the CEO), the USA Mobility, Inc.

Severance Pay Plan (“Severance Plan”), for the purpose of providing severance payments on a discretionary basis to certain executives (including NEOs and the former COO and General Counsel & Secretary) who are terminated involuntarily under circumstances as defined in the Severance Plan. Under the terms of the Severance Plan, the executives, not including the CEO, may receive the following benefits at the Company’s discretion, upon executing a release of claims:

(a)	A minimum of six months of base salary, plus an additional two weeks for each year of service, up to a combined maximum of 12 months;

(b)	Continued receipt of group health care benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) at the discounted employee rate for a maximum period of six months. After the end of such period, the executives can continue coverage at their expense at the COBRA rate; and

(c)	Prorated portion of the target award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year.

The benefits mentioned above are subject to certain post-employment restrictions and other terms and conditions set forth in the Severance Plan. The benefits shall be paid in accordance with the Company’s normal payroll practices, or at the Company’s discretion may be paid in a single lump sum for the portion of the benefit that is not subject to Section 409A of the Code or in a lump sum six months following the participant’s employment termination date for the benefit that exceeds Section 401(a)(17) of the Code. All severance payments are subject to the applicable Federal, state and local taxes. In the event of death prior to the completion of all payments, the remaining payments shall be made to the executive’s beneficiary. The benefits of the Severance Plan shall not be payable if the executive receives a similar benefit (including a severance payment of any type) from another source. The Company shall have the right to cease all benefit payments and to recover benefit payments previously made should the NEOs (excluding the CEO) breach the terms and conditions of the Severance Plan.

In accordance with the terms of the 2005 LTIP and 2006 LTIP, the executives (including NEOs and the former COO and General Counsel & Secretary but not the CEO), will also be entitled to the following:

(a)	The number of shares of vested restricted stock under the 2005 LTIP at the termination date; and

(b)	Prorated portion of the Initial Target Award of the 2006 LTIP non-equity (cash based) and equity awards, including cash distributions declared, based on the number of days the executive was continuously employed from January 1, 2006 through the termination date. The prorated payment of the Initial Target Award would be based on the Compensation Committee’s determination of the Company’s achievement of the expense reduction goals. Payment would be made in 2009.

Assuming that the Termination Without Cause occurred on December 31, 2007 and that the Company’s closing stock price at December 31, 2007 was $14.30, the targeted payments to the NEOs (excluding the CEO) and the actual payments/accruals for the former COO and General Counsel & Secretary are as follows:

					Non-Equity Award
			Accrued		(Cash Based)		Equity Award
			Vacation	Health	2007	2006	2005	2006	All Other
		Salary	Pay	Benefits	STIP	LTIP	LTIP	LTIP	Compensation	Total
NEO	Job Title	($)	(a)($)	($)	(b)($)	(c)(d)($)	(c)(e)($)	(c)(f)($)	(g)($)	($)

Thomas L. Schilling	COO/CFO	193,846	15,125	5,332	338,100	240,120	10,025	119,748	66,846	989,142
James H. Boso	EVP, Sales & Marketing	250,000	65,335	4,040	211,313	126,064	3,804	62,863	34,199	757,618
Bonnie Culp	EVP, HR & Administration	183,750	26,575	5,332	147,919	105,052	3,361	52,395	28,620	553,004
Tom Saine(h)	CTO	91,538	2,641	3,992	29,605	—	—	—	—	127,776
Former NEO
Peter C. Barnett(i)	COO	472,500	48,462	5,332	210,448	161,507	2,817	157,439	42,704	1,101,209
Scott B. Tollefsen(i)	General Counsel & Secretary	151,587	22,589	3,992	97,356	114,042	—	111,126	38,833	539,525

(a)	These payments are based on accrued vacation hours at December 31, 2007 pursuant to the vacation policy for executives.

(b)	The Company exceeded the performance targets for 2007 resulting in 112.7% STIP payment. Messrs. Barnett and Tollefsen were involuntarily terminated in 2007; therefore, their 2007 STIP payments were based on 100% of target.

(c)	These amounts assume payments based on 100% of target.

(d)	These amounts are the prorated non-equity (cash based) portion of the 2006 LTIP accrued as compensation expense as of December 31, 2007. Messrs. Barnett and Tollefsen were involuntarily terminated during 2007, and, accordingly, are entitled to a prorated amount of the 2006 LTIP as indicated.

(e)	These amounts are the market values at December 31, 2007 for the final vesting of 1,399 shares of restricted stock from the 2005 LTIP based on the Company’s closing stock price of $14.30. All shares of restricted stock under the 2005 LTIP were fully vested by January 1, 2008.

(f)	These amounts are the market values at December 31, 2007 for the prorated number of shares of restricted stock earned as of December 31, 2007 for the 2006 LTIP based on the Company’s closing stock price of $14.30. Messrs. Barnett and Tollefsen were involuntarily terminated during 2007, and, accordingly, are entitled to a prorated portion of the 2006 LTIP, 5,634 shares and 3,977 shares, respectively, shown above as fair value at grant date ($27.94 per share).

(g)	These amounts are the cash distributions for the final vesting of the 2005 LTIP on January 1, 2008 (1,399 shares at $8.75 per share of cumulative cash distributions declared from 2005 through 2007) and shares earned for the 2006 LTIP as of December 31, 2007 (26,045 shares at $7.25 per share of cumulative cash distributions declared from 2006 through 2007). In addition, Mr. Tollefsen received $10,000 for outplacement service upon termination.

(h)	Mr. Saine rejoined the Company in August 2007, as such, is not entitled to the 2005 LTIP and 2006 LTIP.

(i)	The components of the payments/accruals relating to Mr. Barnett’s separation are as follows: $472,500 for severance pay which he elected to receive over an 18 month period, $48,462 for accrued vacation pay paid upon termination, 26 weeks of continuing healthcare benefits valued at $5,332, $210,448 for the 2007 STIP paid in March 2008, $161,507 for the non-equity (cash based) portion of the 2006 LTIP payable in January 2009 upon vesting, $2,817 for the 2005 LTIP paid upon the final vesting in January 2008 (197 shares at $14.30 per share based on the Company’s closing stock price at December 31, 2007) plus cash distributions and interest, $157,439 for the equity portion of the 2006 LTIP (based on 5,634 shares at $27.94 price at grant date) plus cash distributions payable in January 2009 upon vesting.

(j)	The components of the payments/accruals relating to Mr. Tollefsen’s separation are as follows: $151,587 for severance pay paid upon termination, $22,589 for accrued vacation pay paid upon termination, 26 weeks of continuing healthcare benefits valued at $3,992, $97,356 for the 2007 STIP paid in March 2008, $114,042 for the non-equity (cash based) portion of the 2006 LTIP payable in January 2009 upon vesting, $111,126 for the equity portion of the 2006 LTIP (based on 3,977 shares at $27.94 price at grant date) plus cash distributions payable in January 2009 upon vesting, and $10,000 for outplacement service.

Change of Control.  Assuming a Change of Control results in a Termination Without Cause affecting the NEOs (excluding the CEO and COO/CFO), they are entitled to the benefits outlined above. However, pursuant to his offer letter, the COO/CFO is entitled to his annual base salary, in place of the prorated salary amounts outlined under Termination Without Cause, as replacement severance payments. Benefit payments would be made immediately prior to the Change of Control.

The Company did not pay or accrue any payments relating to Termination and Change of Control for the COO/CFO, EVP, Sales & Marketing, EVP, HR & Administration and CTO during 2007. Based on the Company’s discretion and pursuant to the Separation Agreements, the Company paid or accrued $1,101,209 and $539,525 for the former COO and General Counsel & Secretary, respectively, during 2007.

Compensation Recovery Policy

The Company maintains a clawback policy related to the LTIP awards, both non-equity (cash based) and equity. Under these clawback provisions, executives (including NEOs and the former COO and General Counsel & Secretary) who are terminated upon failure to substantially perform duties, failure to carry out any lawful and reasonable directive, conviction or plea of nolo contendere to a felony or crime of moral turpitude, materially breach their obligations as an employee or commit an act of fraud, embezzlement, misappropriation or otherwise act in a manner detrimental to the Company’s interests as determined by the Board, will forfeit any outstanding awards as of the date of termination. These provisions serve to help ensure that executives act in the best interest of the Company and its stockholders.

In addition, the Company maintains a clawback provision regarding severance benefits. Under the clawback provision, executives (including NEOs and the former COO and General Counsel & Secretary) who violate non-competition, non-solicitation or confidentiality agreements forfeit all severance amounts paid or to be paid by the Company. Further, it is the Company’s policy to seek the reimbursement of severance benefits paid to executives (including NEOs and the former COO and General Counsel & Secretary) who violate non-competition, non-solicitation or confidentiality agreements, or otherwise breach the Separation Agreement and Release between themselves and the Company.

The Company’s Restricted Stock Agreement under the Equity Plan includes a “Spendthrift Clause” to protect unvested shares against any interest or transfer.

EMPLOYMENT AGREEMENT AND ARRANGEMENTS

Vincent D. Kelly

Mr. Kelly entered into an employment agreement with the Company on November 16, 2004, as amended on October 30, 2007. The initial term of the agreement ended on November 15, 2007 (the “Third Anniversary”), but can be automatically extended for additional one year periods on each anniversary of the Third Anniversary, in accordance with the terms of the agreement, and will continue to be so renewed for successive one-year periods, unless or until either party delivers a non-renewal notice within the specified notice period that such party is terminating the agreement.

Under the agreement, Mr. Kelly receives a stated annual base salary of $600,000 and is eligible to participate in all of the Company’s benefit plans, including fringe benefits available to the Company’s senior executives, as such plans or programs are in effect from time to time, and use of an automobile. The Board shall review Mr. Kelly’s base salary annually and may increase, but not decrease, the amounts of his base salary. In addition to base salary, Mr. Kelly is eligible for annual STIP compensation equal to a maximum of 200% of base salary based on achievement of certain performance targets set by the Board or a committee thereof; provided that Mr. Kelly is employed by the Company on December 31 of each calendar year.

The employment agreement contains a covenant restricting Mr. Kelly from soliciting employees of the Company and its subsidiaries and from competing against the Company during Mr. Kelly’s employment and for a period of two years after the Date of Termination (as defined in the employment agreement) for any reason.

Under the employment agreement, the Company may terminate such agreement with 30 days written notice at any time if Mr. Kelly is disabled (as defined in the employment agreement) for a period of six months or more; at any time with “Cause” (as defined in the employment agreement); and at any time without Cause upon notice from the Company. Mr. Kelly may terminate such agreement with the Company at any time upon 60 days notice to the Company. Furthermore, the employment agreement may be terminated by mutual agreement of the parties and shall automatically terminate upon Mr. Kelly’s death.

Disability.  The employment agreement provides that in the event of disability until the termination date, following the use of all accrued sick and personal days, the Company shall pay Mr. Kelly:

(a)	A disability benefit equal to 50% of the base salary during the disability period;

(b)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs (2007 STIP, 2005 LTIP and 2006 LTIP) to include cash distributions, at the time such payments are due; and

(c)	An amount equal to the product of (i) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of termination, times (ii) the full base salary then in effect payable within 45 days after the date of termination.

Any payments made to Mr. Kelly during the disability period shall be reduced by any amounts paid or payable to him under the Company’s disability benefit plans.

Death.  The employment agreement provides that upon death, Mr. Kelly’s estate will be entitled to:

(a)	Base salary through the date of death;

(b)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs (2007 STIP, 2005 LTIP and 2006 LTIP) to include cash distributions, at the time such payments are due; and

(c)	An amount equal to the product of (i) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of death, times (ii) the full base salary then in effect payable within 45 days after the date of death.

Change of Control or Without Cause or For Good Reason.  The employment agreement provides that upon a Change of Control or termination of employment, either by the Company without Cause or by Mr. Kelly for good reason, he will be entitled to:

(a)	Base salary through the date of termination payable within 10 business days;

(b)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs (2007 STIP, 2005 LTIP and 2006 LTIP) to include cash distributions, at the time such payments are due;

(c)	An amount equal to the product of (i) the greater of (x) two years or (y) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of termination, times (ii) the full base salary then in effect payable within 45 days after the date of termination;

(d)	An amount equal to the annual STIP award paid or payable with respect to the annual period prior to the year in which the termination occurred (2006 STIP);

(e)	Reimbursement of the cost of continuation group health coverage pursuant to COBRA for 18 months, to the extent elected by the CEO and to the extent the CEO is eligible and subject to the terms of the plan and the law; and

(f)	Full vesting of any equity compensation (2005 LTIP and 2006 LTIP).

If any payment or the value of any benefit received or to be received (“Payments”) by Mr. Kelly in connection with his termination of employment or contingent upon a Change of Control of the Company would be subject to any excise tax, the Company shall pay to Mr. Kelly an additional amount (“Gross-Up Payment”) such that the net amount Mr. Kelly retains, after deduction of the excise tax on such Gross-Up Payment, shall be equal to the total present value of such Payments at the time such Payments are to be made. The intent is that the Company shall be solely responsible for and shall pay any excise taxes on any Payments and Gross-Up Payment and any income and employment taxes imposed on the Gross-Up Payment as well as any loss of deduction caused by the Gross-Up Payment. A benefit payment that exceeds Section 409A of the Code will be made in a lump sum six months following the CEO’s termination date.

Assuming that the Termination and Change of Control occurred on December 31, 2007 and the Company’s closing stock price at December 31, 2007 was $14.30, the targeted payment to the CEO is as follows:

			Change of
			Control,
			Termination
			without Cause
			or For Good
	Disability	Death	Reason
Vince D. Kelly CEO	(a)($)	($)	(b)($)

Disability Income(c)	175,000	—	—
Salary Benefit(d)	524,590	524,590	1,200,000
Life Insurance(e)	N/A	50,000	N/A
Accrued Vacation Pay(f)	317,740	342,964	342,964
Health Benefits(g)	—	—	22,532
2006 STIP — Non-Equity (Cash Based)(h)	—	—	1,410,000
2007 STIP — Non-Equity (Cash Based)(i)	1,352,000	1,352,000	1,352,000
2006 LTIP — Non-Equity (Cash Based)(j)	480,240	480,240	480,240
2005 LTIP — Equity(j)	26,712	26,712	26,712
2006 LTIP — Equity(j)	239,525	239,525	359,130
All Other Compensation(k)	137,783	137,783	198,422

Total	3,253,590	3,153,814	5,392,000

(a)	For purposes of the Disability benefits, Mr. Kelly is assumed to be disabled on June 1, 2007, with a termination date of December 31, 2007.

(b)	Should these payments be subject to any Federal, state or local excise tax, Mr. Kelly is entitled to a Gross-Up Payment. The intent is that the Company shall be solely responsible for and shall pay any excise taxes on any Payments and Gross-Up Payment and any income and employment taxes imposed on the Gross-Up Payment as well as any loss of deduction caused by the Gross-Up Payment.

(c)	This amount assumes Mr. Kelly has been paid his pro rata base salary from November 16, 2007 (Anniversary Date) through December 31, 2007 under the “Death” and “Change of Control, Termination without Cause or For Good Reason” scenarios. The payment to Mr. Kelly under “Disability” scenario includes Mr. Kelly’s accrued sick and personal pay as of May 31, 2007.

(d)	These amounts represent the relevant payments of base salary through the contract date pursuant to Mr. Kelly’s employment agreement.

(e)	This is a standard benefit available to all employees.

(f)	This payment is based on accrued vacation hours at May 31, 2007 under the “Disability” scenario and at December 31, 2007 under the “Death” and “Change of Control, Termination without Cause or For Good Reason” scenarios. This is pursuant to Mr. Kelly’s contract and the vacation policy for executives.

(g)	This is the cost of continuation of health benefits provided to Mr. Kelly. At his expense, Mr. Kelly or his estate is entitled to continuation of health coverage pursuant to COBRA under the “Disability” or “Death” scenario.

(h)	This is the amount paid in 2007 for the 2006 STIP.

(i)	The Company exceeded the performance targets for 2007 resulting in 112.7% STIP payment.

(j)	These amounts assume payments based on 100% of target.

(k)	These amounts are the cash distributions for the final vesting of the 2005 LTIP on January 1, 2008 (1,868 shares at $8.75 per share of cumulative cash distributions declared from 2005 through 2007) and shares under the 2006 LTIP as of December 31, 2007 (25,114 shares originally awarded used for the calculation for “Change of Control, Termination without Cause or For Good Reason” or 16,750 shares earned as of December 31, 2007 used for the calculation for “Disability” or “Death” scenario at $7.25 per share of cumulative cash distributions declared from 2006 through 2007).

Thomas L. Schilling

The Company employed Mr. Schilling pursuant to an offer letter dated November 30, 2004. The offer letter provides for Mr. Schilling to receive an annual base salary of $300,000, as well as an annual STIP award ranging from 50% to 100% of his base salary, which will be based on the accomplishment of predetermined goals and objectives set by the Board. In addition, the offer letter provides for Mr. Schilling to participate in the Company’s Equity Plan at a level below the CEO of the Company.

The offer letter provides for Mr. Schilling to receive a severance benefit in accordance with the Company’s Severance Plan if his employment is terminated by the Company for any reason other than for Cause (as defined in the Severance Plan), and a severance payment equal to his annual base salary if he is terminated as a result of a Change of Control (subject to the Severance Plan restriction on duplicate payment of severance). The offer letter contains a provision restricting Mr. Schilling from competing against the Company or soliciting employees of the Company for a period of one year following the termination of his employment. In October 2007, Mr. Schilling was appointed the COO/CFO of the Company.

James H. Boso

Mr. Boso became an employee of the Company upon the merger of Metrocall and Arch. Mr. Boso is employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Plan.

Bonnie Culp

Ms. Culp became an employee of the Company upon the merger of Metrocall and Arch. Ms. Culp is employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Plan.

Thomas G. Saine

The Company employed Mr. Saine pursuant to an offer letter dated July 24, 2007 in the role of Vice President for Corporate Technical Operations at an annual salary of $170,000 with an annual STIP award up to 40% of his base salary, based on the accomplishment of predetermined goals and objectives set by the Board. The offer included a sign-on bonus of $30,000. On October 18, 2007, Mr. Saine was promoted to CTO and on January 1, 2008, Mr. Saine received a related salary increase to $200,000. In this new role, Mr. Saine is eligible for an annual STIP award of 75% of his base salary, which will be based on the accomplishment of predetermined goals and objectives set by the Board. Mr. Saine is employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Plan.

Peter C. Barnett

Mr. Barnett became an employee of the Company upon the merger of Metrocall and Arch. Mr. Barnett was employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Plan.

Mr. Barnett was involuntarily terminated in October 2007.

Scott B. Tollefsen

The Company employed Mr. Tollefsen pursuant to an offer letter dated May 6, 2005. The offer letter provided for Mr. Tollefsen to receive an annual base salary of $250,000, as well as an annual STIP award of up to 75% of his base salary, which was based on the accomplishment of predetermined goals and objectives set by the Board. In addition, the offer letter provided for Mr. Tollefsen to participate in the Company’s Equity Plan at a level below the CEO, but on par with the COO/CFO of the Company.

The offer letter provided for Mr. Tollefsen to receive a severance benefit in accordance with the Company’s Severance Plan if his employment was terminated by the Company for any reason other than for Cause (as defined in the Severance Plan), and a severance payment equal to his annual base salary if he was terminated as a result of a Change of Control (subject to the Severance Plan restriction on duplicate payment of severance). The offer letter contained a provision restricting Mr. Tollefsen from competing against the Company or soliciting employees of the Company for a period of one year following the termination of his employment.

Mr. Tollefsen was involuntarily terminated in October 2007.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the Company’s Federal income tax deduction for certain executive compensation in excess of $1.0 million paid to the CEO and the four other most highly compensated executives. The $1.0 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in the Code and the applicable regulations. Awards granted under the Company’s Equity Plan, subject to certain conditions, qualify as performance-based compensation under Section 162(m) of the Code. The Compensation Committee recognizes the possibility that if the amount of the base salary and other compensation of an NEO exceed $1.0 million, it may not be fully deductible for Federal income tax purposes. The Compensation Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis (“CD&A”) for the year ended December 31, 2007 with management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Company’s CD&A be included in its Proxy Statement for the year ended December 31, 2007, for filing with the U.S. Securities and Exchange Commission.

Compensation Committee:
James V. Continenza
Brian O’Reilly
Royce Yudkoff

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007:

•	Mr. Continenza served as chair of the Compensation Committee and Messrs. Abrams, O’Reilly and Yudkoff served as members of the Compensation Committee throughout 2007;

•	None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $120,000 except for Mr. Abrams whose relationships with Crown Castle International Corp. (since the merger with Global Signal, Inc.), a landlord of a substantial percentage of transmission tower sites used by the Company, is described under “The Board of Directors and Committees” and amounts paid by the Company to Crown Castle International Corp. (since the merger with Global Signal, Inc.) are listed under “Certain Relationships and Related Transactions”;

•	None of the Company’s executive officers served on the Compensation Committee (or another Board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•	None of the Company’s executive officers served on the Compensation Committee (or another Board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides summary information regarding beneficial ownership of the Company’s common stock as of March 20, 2008 for:

•	Each person or group who beneficially owns more than 5% of the Company’s capital stock on a fully diluted basis including restricted stock granted;

•	Each of the NEOs;

•	Each of the directors and nominees to become a director; and

•	All of the directors and executive officers (including the NEOs) as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity through March 20, 2008. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer (including NEOs) is c/o USA Mobility, Inc., 6677 Richmond Highway, Alexandria, VA 22306.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class

Vincent D. Kelly(a)	57,746	*
Thomas L. Schilling(b)	25,793	*
Jim H. Boso(c)	8,691	*
Bonnie Culp(d)	5,494	*
Tom Saine(e)	—	—
Royce Yudkoff(f)	3,996	*
James V. Continenza(g)	5,496	*
Nicholas A. Gallopo(h)	6,496	*
Brian O’Reilly(i)	3,996	*
Matthew Oristano(j)	21,916	*
Samme L. Thompson(k)	4,477	*
All directors and executive officers as a group (11 persons)(l)	129,101	*
David C. Abrams(m)	4,029,385	14.7%

*	Denotes less than 1%.

(a)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 10, 2008. Mr. Kelly was granted 47,519 shares of restricted stock pursuant to the Equity Plan. Through January 1, 2008 22,405 shares of restricted stock were fully vested under the 2005 LTIP, of which Mr. Kelly sold 9,774 shares of restricted stock to the Company in payment of required tax withholdings based on the closing price per share of the Company’s common stock on the last trading day prior to the vesting date. Subject to Mr. Kelly’s continued employment with the Company and the Company’s achievement of pre-determined performance objectives set by the Board, 25,114 shares of restricted stock will vest on January 1, 2009. Refer to footnote (j) under the Summary Compensation Table for additional information.

(b)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 19, 2008. Mr. Schilling was granted 20,959 shares of restricted stock pursuant to the Equity Plan. Through January 1, 2008 8,402 shares of restricted stock were fully vested under the 2005 LTIP, of which Mr. Schilling sold 3,667 shares of restricted stock to the Company in payment of required tax withholdings based on the closing price per share of the Company’s common stock on the last trading day prior to the vesting date. Subject to Mr. Schilling’s continued employment with the Company and the Company’s achievement of pre-determined performance objectives set by the Board, 12,557 shares of restricted stock will vest on January 1, 2009. Refer to footnote (1) under the Summary Compensation Table for additional information.

(c)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 14, 2008. Mr. Boso was granted 9,767 shares of restricted stock pursuant to the Equity Plan. Through January 1, 2008 3,174 shares of restricted stock were fully vested under the 2005 LTIP, of which Mr. Boso sold 1,076 shares of restricted stock to the Company in payment of required tax withholdings based on the closing price per share of the Company’s common stock on the last trading day prior to the vesting date. Subject to Mr. Boso’s continued employment with the Company and the Company’s achievement of pre-determined performance objectives set by the Board, 6,593 shares of restricted stock will vest on January 1, 2009. Refer to footnote (m) under the Summary Compensation Table for additional information.

(d)	The information regarding this stockholder is derived from a Form 4, as amended, filed by the stockholder with the SEC on March 25, 2008. Ms. Culp was granted 8,295 shares of restricted stock pursuant to the Equity Plan. Through January 1, 2008 2,801 shares of restricted stock were fully vested under the 2005 LTIP, of which Ms. Culp sold 1,138 shares of restricted stock to the Company in payment of required tax withholdings based on the closing price per share of the Company’s common stock on the last trading day prior to the vesting date. Subject to Ms. Culp’s continued employment with the Company and the Company’s achievement of pre-determined performance objectives set by the Board, 5,494 shares of restricted stock will vest on January 1, 2009. Refer to footnote (n) under the Summary Compensation Table for additional information.

(e)	The information regarding this stockholder is derived from a Form 3 filed by the stockholder with the SEC on February 26, 2008. Mr. Saine rejoined the Company in August 2007, and, accordingly, was not eligible for awards under the 2005 LTIP and 2006 LTIP.

(f)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 2, 2008.

(g)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 2, 2008. Mr. Continenza has declined to stand for re-election to the Board.

(h)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 2, 2008.

(i)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 2, 2008.

(j)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 17, 2008. The shares reported herein include 6,916 shares held directly by Mr. Oristano and 15,000 shares held by Alda Limited Partnership, an entity controlled by Mr. Oristano.

(k)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 2, 2008.

(l)	The shares reported herein exclude 15,000 shares held by Alda Limited Partnership, an entity controlled by Mr. Oristano.

(m)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 22, 2008. The shares reported herein include 8,588 shares held directly by Mr. Abrams and 4,020,797 shares held by the following entities which are referred to as the Abrams Group: (i) limited partnerships of which Mr. Abrams is the managing member of the general partner and (ii) a corporation of which Mr. Abrams is the managing member of the investment manager. In such capacities, Mr. Abrams has voting and investment power with respect to all shares being reported herein. Mr. Abrams voluntarily resigned from the Board effective January 1, 2008. Mr. Abrams’ address is as follows: 222 Berkeley Street, Boston, MA 02116.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

As of November 16, 2004, two members of the Board, Messrs. Thompson and Abrams, also served as directors for entities that lease transmission tower sites to the Company.

Mr. Thompson was a member of the Board of SpectraSite, Inc. from June 2004 to August 2005. Since August 2005, he has been a member of the Board of ATC (which merged with SpectraSite, Inc.), a landlord of a substantial percentage of tower transmission sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).

Mr. Abrams was a member of the Board from November 2004 through January 2008. In January 2008, Mr. Abrams voluntarily resigned from the Board and effective January 1, 2008 is no longer a related person.

Mr. Abrams was a member of the Board of Global Signal, Inc., a landlord of a substantial percentage of transmission tower sites used by the Company. In January 2007, Global Signal, Inc. merged with Crown Castle International Corp., and Mr. Abrams was appointed as a director of Crown Castle International Corp. As a result of the merger of Global Signal, Inc. and Crown Castle International Corp., Mr. Abrams and Abrams Capital LLC and its affiliates own less than 3% of the outstanding common shares of Crown Castle International Corp. Due to his relationships with Global Signal, Inc. and Crown Castle International Corp., Mr. Abrams had recused himself from any decision by the Board on matters relating to Global Signal, Inc. and Crown Castle International Corp. (since the merger with Global Signal, Inc.).

The amount of business completed during 2007 between the Company, as tenant, and ATC and Crown Castle International Corp., as landlords, include the following payments (dollars in thousands):

American Tower Corporation (ATC):	$15,491

Crown Castle International Corp.:	$16,034

Review, Approval or Ratification of Transactions with Related Persons

Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and/or executive officers and members of their families. While the Company does not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, the Company’s Code of Business Conduct and Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to the EVP, Human Resources & Administration, who will review the matter with the Audit Committee. In addition, each director is expected to identify to the Secretary, by means of an annual director questionnaire, any transactions between the Company and any person or entity with which the director may have a relationship that is engaged or about to be engaged in a transaction with the Company. The Board reviews with the Secretary and management any such transaction with the affected director excused from such review. There were no transactions involving the Company and related persons during 2007, other than the tower leasing contracts between ATC and Crown Castle International Corp. identified above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 5% of a registered class of the Company’s stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 5% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports furnished to the Company, the Company believes that, for the year ended December 31, 2007, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 5% beneficial owners were timely met.

CODE OF BUSINESS CONDUCT AND ETHICS

USA Mobility has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees including the CEO, COO/CFO, and Chief Accounting Officer/Controller. This Code of Business Conduct and Ethics may be found on the Company’s website at www.usamobility.com. During the period covered by this report, the Company did not request a waiver of its Code of Business Conduct and Ethics and did not grant any such waivers.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company’s Proxy Statement for the Annual Meeting of Stockholders in the year 2009 must be received by Sharon Woods-Keisling, Secretary and Assistant Treasurer, USA Mobility, Inc., 6677 Richmond Highway, Alexandria, VA 22306, no later than December 4, 2008.

The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an Annual Meeting must notify the Secretary of the Company thereof in writing during the period 60 to 90 days before the first anniversary of the date of the preceding year’s Annual Meeting (or, if the date of the Annual Meeting is more than 20 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 60 to 90 days before such Annual Meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company). Pursuant to the requirements of the Company’s Bylaws, stockholders must notify the Secretary in writing at a time that is not before January 3, 2009 and not after February 2, 2009. These stockholder notices must set forth certain information specified in the Company’s Bylaws.

OTHER MATTERS

The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

Stockholders are urged to submit the proxy or voting instructions by telephone or over the Internet.

The Company has filed an Annual Report on Form 10-K for its year ended December 31, 2007 with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to USA Mobility, Inc., Attn: Investor Relations, 6677 Richmond Highway, Alexandria, VA 22306. Stockholders may also obtain a copy of the Form 10-K by accessing the Company’s website at www.usamobility.com.

By Order of the Board of Directors

Sharon Woods-Keisling
Secretary and Assistant Treasurer

March 27, 2008
Alexandria, Virginia

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on May 14, 2008. Vote by Internet · Log on to the Internet and go to www.envisionreports.com/usmo · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: 01 — Nicholas A. Gallopo 02 — Vincent D. Kelly 03 — Brian O’Reilly 04 - Matthew Oristano 05 — Thomas L. Schilling 06 — Samme L. Thompson 07 — Royce Yudkoff [ ] Mark here to vote FOR all nominees [ ] Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 06 07 [ ] For All EXCEPT — To withhold a vote for one or more nominees, mark the box to [ ] [ ] [ ] [ ] [ ] [ ] [ ] the left and the corresponding numbered box(es) to the right. 2. Ratification to appoint Grant Thornton LLP For Against Abstain 3. In their discretion, the proxies are authorized to vote as the Company’s independent registered [ ] [ ] [ ] upon such other business as may properly come before public accounting firm for the year ending the meeting or any adjournments thereof. December 31, 2008. B Non-Voting Items Change of Address — Please print your new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box Date (mm/dd/yyyy)

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Proxy — USA MOBILITY, INC. FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Thomas L. Schilling and Vincent D. Kelly (the “Proxy Committee”), and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of USA Mobility, Inc. that the undersigned is entitled to vote and holds of record on March 20, 2008 at the Annual Meeting of Stockholders of USA Mobility, Inc. to be held on Wednesday, May 14, 2008, at The Westin Alexandria, 400 Courthouse Square, Room E, Alexandria, VA, 22314 at 10:00 a.m., local time, and at any adjournments thereof, on all matters coming before the Annual Meeting. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote your shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted for proposal 1 and 2 and in accordance with the Proxy Committee’s discretion on such other matters that may properly come before the meeting to the extent permitted by law. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. (TO BE SIGNED ON REVERSE SIDE)